SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) March 15, 1999
                                                          --------------

                                 B&G Foods, Inc.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


          Delaware                      333-39813                 13-3916496
     ----------------              ------------------            --------------
      (State or Other                (Commission File            (IRS Employer
      Jurisdiction of                     Number)                Identification
       Incorporation                                                     No.)


        426 Eagle Rock Avenue, Roseland, New Jersey                  07068
        --------------------------------------------              ----------
         (Address of Principal Executive Offices)                 (Zip Code)


        Registrant's telephone number, including area code (973) 228-2500
                                                           --------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 2    Acquisition or Disposition of Assets
          ------------------------------------


         B&G Foods, Inc. (the "Company") is filing this Form 8-K to report the acquisition by its wholly-owned subsidiary of the assets of certain brands from The Pillsbury Company, a Delaware corporation ("Pillsbury"), Indivined B.V., a company incorporated under the laws of the Netherlands ("Indivined"), and IC Acquisition Company, a Delaware corporation and an indirect wholly owned subsidiary of Pillsbury ("IC Acquisition"). The acquired brands include Underwood meat spreads, B&M baked beans, Ac'cent flavor enhancer, Sa-son Ac'cent flavor enhancer, Las Palmas Mexican sauces and food products and Joan of Arc dry bean products businesses (the "Heritage Brands").

         On March 15, 1999, Heritage Acquisition Corp. ("Heritage"), an indirect, wholly-owned subsidiary of the Company, acquired the Heritage Brands pursuant to an Asset and Stock Purchase Agreement (the "Asset and Stock Purchase Agreement") dated as of January 28, 1999 among Pillsbury, Indivined, IC Acquisition, Heritage and, as guarantor, the Company. Pursuant to the Asset and Stock Purchase Agreement, Heritage purchased the Heritage Brands for $192 million in cash. The Asset and Stock Purchase Agreement has been filed as
Exhibit 2.1 to this report and is incorporated by reference herein.

         As part of the acquisition, Heritage acquired a manufacturing and production facility in Portland, Maine, including the underlying land, all improvements, buildings and structures thereon and the fixtures and equipment located thereon and therein, together with all appurtenances thereto, which was used to produce B&M baked bean products. Heritage intends to continue using the facility and related assets in such a manner.

         The acquisition of the Heritage Brands was financed with borrowings under the Company's new $280 million senior credit facility entered into on March 15, 1999, of which (i) $220 million was pursuant to a Term Loan Agreement (the "Term Loan Agreement") among B&G Foods Holdings Corp ("Holdings"), the Company, Lehman Brothers Inc. as Arranger, Lehman Commercial Paper Inc., as Syndication Agent and Administrative Agent, The Bank of New York, as Documentation Agent, and Heller Financial, Inc., as Co-Documentation Agent, and the several lenders party thereto, and (ii) $60 million was pursuant to a Revolving Credit Agreement (the "Revolving Credit Agreement"), among Holdings, the Company, Lehman Brothers Inc., as Arranger, Lehman Commercial Paper Inc., as Syndication Agent and Administrative Agent, The Bank of New York, as Documentation Agent, and Heller Financial, Inc., as Co-Documentation Agent, and the several lenders party thereto. The proceeds of the Term Loan Agreement and the Revolving Credit Agreement were used to discharge the Company's obligations under the Second Amended and Restated Credit Agreement, dated as of August 11, 1997, among the Company, Heller Financial, Inc., as agent and lender, and the several lenders party thereto. Copies of the Revolving Credit Agreement and the Term Loan Agreement will be filed as exhibits to the Company's quarterly report on Form 10-Q for the quarterly period ending on April 3, 1999.

Item 7    Financial Statements, Pro Forma Financial Statements and Exhibits
          -----------------------------------------------------------------

* (a)     Financial Statements of the Heritage Brands

* (b)     Pro Forma Financial Information

  (c)     Exhibits


-----------------

* These items will be filed by a supplementary filing within the time period specified by the rules promulgated under the Securities Exchange Act of 1934, as amended.

     (2.1) Asset and Stock Purchase Agreement, dated as of January 28, 1999, by and among The Pillsbury Company, Indivined B.V., IC Acquisition Company, Heritage Acquisition Corp. and, as guarantor, B&G Foods, Inc.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        B&G FOODS, INC.


Date:  March 30, 1999                   By: /s/ Robert C. Cantwell
                                           ------------------------------
                                           Name:  Robert C. Cantwell
                                           Title: Executive Vice President
                                                  of Finance and Chief Financial
                                                  Officer

                                 EXHIBITS INDEX


Exhibit
Number                             Description
-------                            -----------

*(a)     Financial Statements of Heritage Brands

*(b)     Pro Forma Financial Information

 (c)     Exhibits

     (1) Asset and Stock Purchase Agreement, dated as of January 28, 1999, by and among The Pillsbury Company, Indivined B.V., IC Acquisition Company, Heritage Acquisition Corp. and, as guarantor, B&G Foods, Inc.



-----------------

* These items will be filed by a supplementary filing within the time period specified by the rules promulgated under the Securities Exchange Act of 1934, as amended.

                             ----------------------

                                 ASSET AND STOCK

                               PURCHASE AGREEMENT

                                      among

                             THE PILLSBURY COMPANY,

                                 INDIVINED B.V.,

                             IC ACQUISITION COMPANY,

                           HERITAGE ACQUISITION CORP.

                                       and

                                B&G FOODS, INC.,

                                  as Guarantor

                          Dated as of January 28, 1999

                             ----------------------

                                TABLE OF CONTENTS
                                                                            Page

                              Article I  DEFINITIONS


Section 1.1        Specific Definitions.......................................2
Section 1.2        Other Terms................................................13
Section 1.3        Other Definitional Provisions..............................13

                  Article II  PURCHASE AND SALE OF THE BUSINESSES


Section 2.1        Purchase and Sale of Assets................................13
Section 2.2        Excluded Assets............................................15
Section 2.3        Assumption of Liabilities..................................17
Section 2.4        Excluded Liabilities.......................................18
Section 2.5        Purchase Price.............................................18
Section 2.6        Post-Closing Adjustments...................................19
Section 2.7        Closing; Delivery and Payment..............................23
Section 2.8        Taxes and Fees.............................................24
Section 2.9        Allocation of Purchase Price...............................24
Section 2.10       Nonassignability of Assets.................................25
Section 2.11       Certain Expenses and Prepaid Items.........................27

              Article III  REPRESENTATIONS AND WARRANTIES OF SELLERS


Section 3.1        Organization and Authority of Sellers......................28
Section 3.2        Financial Information......................................29
Section 3.3        Underwood Shares...........................................30
Section 3.4        Absence of Certain Changes or Events.......................31
Section 3.5        Title to and Adequacy of Assets; Absence of Liens and
                     Encumbrances, etc........................................33
Section 3.6        Condition of Transferred Assets............................35
Section 3.7        Litigation.................................................36
Section 3.8        Compliance with Law........................................36
Section 3.9        Contracts..................................................37
Section 3.10       Consents and Approvals.....................................39
Section 3.11       Collective Bargaining Agreements...........................39

Section 3.12       ERISA Plans................................................40
Section 3.13       Intellectual Property......................................41
Section 3.14       Brokers and Finders........................................43
Section 3.15       Environmental Matters......................................43
Section 3.16       Taxes of the William Underwood Company.....................44
Section 3.17       Insurance..................................................45
Section 3.18       Customers and Suppliers....................................46
Section 3.19       Promotional Programs.......................................46
Section 3.20       No Other Representations or Warranties.....................46

                Article IV  REPRESENTATIONS AND WARRANTIES OF BUYER


Section 4.1        Organization and Authority of Buyer........................47
Section 4.2        Brokers and Finders........................................49
Section 4.3        Financing..................................................49
Section 4.4        Consents and Approvals.....................................49

          Article V  CERTAIN COVENANTS AND AGREEMENTSOF SELLERS AND BUYER


Section 5.1        Access and Information.....................................50
Section 5.2        Registrations, Filings and Consents........................51
Section 5.3        Conduct of Business........................................52
Section 5.4        Post-Closing Obligations of the Business to Certain
                     Employees................................................53
Section 5.5        Reasonable Best Efforts....................................59
Section 5.6        Books; Records.............................................59
Section 5.7        Financial Information......................................61
Section 5.8        Intellectual Property......................................61
Section 5.9        Further Assurances.........................................64
Section 5.10       Compliance with WARN, etc..................................64
Section 5.11       Transitional Services......................................64
Section 5.12       Antitrust Approval.........................................65
Section 5.13       Relocation of Production Lines.............................65
Section 5.14       Financing..................................................67
Section 5.15       Exclusivity................................................68
Section 5.16       Notices Prior to Closing...................................69
Section 5.17       FIRPTA.....................................................70
Section 5.18       Zoning Letters.............................................70
Section 5.19       Promotional Programs, Coupon Redemptions...................70
Section 5.20       Assistance in Collecting Certain Amounts...................71
Section 5.21       Differentiation Between Products of Sellers and Buyer......72
Section 5.22       Certain Financial Information..............................72

Section 5.23       Brokers, Distributors and Wholesalers......................73
Section 5.24       Non-Solicitation...........................................74
Section 5.25       Corporate Names............................................75
Section 5.26       Title Insurance............................................76
Section 5.27       Survey.....................................................76
Section 5.28       Up-Dating of Disclosure Schedules..........................76
Section 5.29       Las Palmas Co-Packing Agreement............................77
Section 5.30       Joan of Arc Co-Packing Agreement...........................78

                  Article VI  CONDITIONS TO THE PURCHASE AND SALE


Section 6.1        Conditions to the Purchase and Sale Relating to Buyer......78
Section 6.2        Conditions to the Purchase and Sale Relating to Sellers....80

                         Article VII  AMENDMENT AND WAIVER


Section 7.1        Amendment and Modification.................................82
Section 7.2        Waiver.....................................................82

                    Article VIII  SURVIVAL AND INDEMNIFICATION


Section 8.1        Survival of Representations and Warranties; Knowledge
                     of Breach................................................83
Section 8.2        Indemnification............................................84
Section 8.3        Notice and Opportunity to Defend...........................85
Section 8.4        Method of Asserting Claims, etc............................89
Section 8.5        Indemnification Amounts....................................90
Section 8.6        Pre-Closing Environmental Liabilities......................92
Section 8.7        Liability for Taxes of the William Underwood Company and
                     Related Matters..........................................94

                             Article IX  MISCELLANEOUS


Section 9.1        Right to Terminate.........................................99
Section 9.2        Return of Information.....................................100
Section 9.3        Expenses..................................................101
Section 9.4        Public Disclosure.........................................101
Section 9.5        Assignment................................................101
Section 9.6        Entire Agreement..........................................102

Section 9.7        Schedules.................................................102
Section 9.8        Counterparts..............................................103
Section 9.9        Section Headings..........................................103
Section 9.10       Notices...................................................103
Section 9.11       Governing Law.............................................104
Section 9.12       Bulk Sales Laws...........................................104
Section 9.13       Illegality................................................105
Section 9.14       Dispute Resolution........................................105

                                    SCHEDULES

Schedule 1.1(a):      Specified Contracts
Schedule 1.1(b):      Permitted Encumbrances
Schedule 1.1(c):      Persons Constituting Sellers' Knowledge
Schedule 1.1(d):      Persons Constituting Buyer's Knowledge
Schedule 2.1(f):      Computer Hardware and Software
Schedule 2.2(f):      Excluded Intellectual Property
Schedule 2.2(j):      Excluded Assets
Schedule 2.6(a):      Required Working Capital Statement
Schedule 2.9:         Allocation of Purchase Price
Schedule 3.2:         Financial Information; Internal Accounting Practices
Schedule 3.3:         Assets of William Underwood Company
Schedule 3.4:         Absence of Certain Changes or Events
Schedule 3.5(a):      Personal Property
Schedule 3.5(b):      Owned Real Property
Schedule 3.5(c):      Sufficiency of Transferred Assets
Schedule 3.6(b):      Inventory
Schedule 3.7:         Litigation
Schedule 3.8:         Compliance with Law
Schedule 3.9:         Defaults, etc. under Material Contracts
Schedule 3.10:        Consents and Approvals
Schedule 3.11:        Collective Bargaining Agreements
Schedule 3.12(a):     Benefit Plans
Schedule 3.13(a):     Registered Intellectual Property
Schedule 3.13(b):     Exceptions to Title with respect to Intellectual Property
Schedule 3.13(d):     Other Intellectual Property Matters
Schedule 3.15:        Environmental Matters
Schedule 3.16:        Taxes of the William Underwood Company
Schedule 3.17:        Insurance

Schedule 3.18:        Customers and Suppliers
Schedule 3.19:        Promotional Programs
Schedule 4.4:         Consents and Approvals
Schedule 5.4(a):      Non-Union Employees
Schedule 5.4(c):      Union Employees
Schedule 5.23:        Brokers, Distributors and Wholesalers
Schedule 5.24:        Non-Solicitation
Schedule 6.1(e):      Material Consents
Schedule 6.1(j):      Portland Facility Permits

         ASSET AND STOCK PURCHASE AGREEMENT, dated as of January 28, 1999, among THE PILLSBURY COMPANY, a Delaware corporation ("Pillsbury"), INDIVINED B.V., a company incorporated under the laws of the Netherlands ("Indivined"), IC
ACQUISITION COMPANY, a Delaware corporation and an indirect wholly owned subsidiary of Pillsbury ("IC Acquisition" and together with Pillsbury and Indivined, "Sellers"), HERITAGE ACQUISITION CORP., a Delaware corporation ("Buyer"), and, as guarantor of all of the debts, liabilities and obligations of Buyer under this Agreement, B&G Foods, Inc., a Delaware corporation ("B&G").

                              W I T N E S S E T H:

         WHEREAS, Sellers own and operate each of the Businesses (as defined herein); and

         WHEREAS, Sellers desire to sell, transfer and assign to Buyer, and Buyer desires to purchase from Sellers, substantially all of the assets comprising the Businesses, defined herein as the Transferred Assets, and Buyer desires to assume certain of the liabilities of the Businesses, defined herein as the Assumed Liabilities, as more specifically provided herein;

         NOW,   THEREFORE,   in   consideration  of  the  mutual  covenants  and
undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:


                                    Article I

                                   DEFINITIONS
                                   -----------

         Section I.1 Specific Definitions. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

         "AAA" shall have the meaning set forth in Section 9.14.

         "Ac'cent Flavor Enhancer" shall mean the segment of the Sellers' business comprised of Ac'cent flavor enhancer products.

         "Ac'cent Production Line" shall mean all of the assets relating exclusively to the Ac'cent Flavor Enhancer production line or the Sa-son Ac'cent Flavor Enhancer production line located at the Hannibal Facility, including but not limited to, all Inventory and Fixtures and Equipment relating thereto, excluding the Excluded Assets.

         "Ac'cent  Relocation"  shall  have the  meaning  set  forth in  Section
5.13(a).

         "Ac'cent Relocation Supply Agreement" shall have the meaning set forth in Section 5.13(b).

         "Accounts Payable" shall mean all debts and liabilities of Sellers as of the Closing that arose in the Ordinary Course of Business, are attributable to the Businesses and only to the extent that goods, services or other value will be received subsequent to the Closing.

         "Accounts Receivable" shall mean all amounts owed to Sellers as of the Closing that are attributable to the Businesses, including any notes receivable from third parties, including employees.

    "Adjustment Payment" shall have the meaning set forth in Section 2.6(e).

         "Affiliate" shall mean, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person at any time during the period for which the determination of affiliation is being made. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agreement" shall mean this Agreement and all exhibits and schedules hereto.

         "Allocation" shall have the meaning set forth in Section 2.9.

         "Antitrust Division" shall mean the Antitrust Division of the United States Department of Justice.

         "Assumed Contracts" shall mean the Specified Contracts and all other agreements, contracts, leases and subleases, purchase orders, arrangements, commitments and licenses, oral or written, with customers (together with associated bid and performance bonds), suppliers, sales representatives, distributors, agents, personal property lessors, personal property lessees, licensors, licensees, consignors and consignees exclusively related to the Businesses (excluding the Excluded Assets) which are not otherwise required to be disclosed on Schedule 3.9 and which arose in the Ordinary Course of Business.

         "Assumed Liabilities" shall have the meaning set forth in Section 2.3.

         "B&G" shall have the meaning set forth in the Preamble.

         "B&M Baked Beans" shall mean the segment of the Sellers' business comprised of B&M baked bean products, B&M Brown Bread products and Friend's baked bean products, including any and all actions, effects, changes and results related to the B&M Restage.

         "B&M Restage" shall mean (i) the reformulation and repackaging of B&M Baked Beans by Sellers, including modifications to product formulas, shipping cartons, pre-printed labels, advertising and promotional materials, and any related SKU substitution, and (ii) all capital expenditures, sales, promotional and market activities made, committed to or undertaken by, or to be made, committed to or undertaken by, Sellers relating to such reformulation and repackaging.

         "Benefit Plans" shall have the meaning set forth in Section 3.12(a).

         "Books and Records" shall mean all books, ledgers, files, reports, plans and operating records related exclusively to, or maintained exclusively by, the Businesses including without limitation, tangible data, documents, disks, files, customer lists, supplier lists, blueprints, specifications, invoices and sales literature, credit information, cost and pricing information, business plans, insurance records and advertising and promotional materials but excluding any such items to the extent (i) they are included in any Excluded Assets or Excluded Liabilities, (ii) any Law prohibits their transfer or (iii) any transfer thereof would subject Sellers or any of their Affiliates to any material legal or contractual liability.

         "BRS" shall have the meaning set forth in Section 4.3.

         "BusinessDay" shall mean any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close.

         "Businesses" shall mean Underwood Meat Spreads, B&M Baked Beans, Ac'cent Flavor Enhancer, Sa-son Ac'cent Flavor Enhancer, Las Palmas and Joan of Arc.

         "Buyer" shall have the meaning set forth in the Preamble.

         "Buyer Indemnified Party" shall have the meaning set forth in Section 8.2(a).

         "Buyer Indemnifying Party" shall have the meaning set forth in Section 8.2(b).

         "Buyer's Objection" shall have the meaning set forth in Section 2.6(b).

         "Claim Notice" shall have the meaning set forth in Section 8.3(a).

         "Claim Response" shall have the meaning set forth in Section 8.4.

         "Closing" shall have the meaning set forth in Section 2.7(a).

         "Closing Date" shall have the meaning set forth in Section 2.7(a).

         "Closing Date Interest Rate" shall mean the rate per annum equal to the prime commercial lending rate quoted as of the Closing Date by Morgan Guaranty Trust Company of New York.

         "Closing  Inventory  Statement"  shall  have the  meaning  set forth in
Section 2.6(a).

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Collateral  Assignment"  shall have the  meaning  set forth in Section
5.29.

         "Collective  Bargaining  Agreement" shall have the meaning set forth in
Section 5.4(c).

         "Commitment Letters" shall have the meaning set forth in Section 4.3.

         "Confidentiality Agreement" shall have the meaning set forth in Section 5.1(b).

         "Consents" shall have the meaning set forth in Section 3.10.

         "Consolidated  Group  Liability"  shall have the  meaning  set forth in
Section 8.7(a).

         "Co-Packing Agreements" shall mean the Joan of Arc Co-Packing Agreement and the Las Palmas Co-Packing Agreement.

         "CPA Firm" shall have the meaning set forth in Section 2.6(c).

         "Deductible" shall have the meaning set forth in Section 8.5.

         "Diablitos Intellectual Property" shall mean any trademark, trade name, service mark or other mark or right which is the same as any of the intellectual property listed on Schedule 2.2(f).

         "Direct Variable Cost" shall mean Pillsbury's direct variable cost, including any out of pocket expenses to third parties, as agreed between Buyer and Sellers.

         "Employees" shall have the meaning set forth in Section 5.4(c).

         "Encroachment" shall mean: (i) any material encroachment onto the Owned Real Property by any building or other improvement located upon any adjoining land or right of way, and (ii) any material encroachment onto any adjoining land or right of way by any building or other improvement constituting a part of the Owned Real Property.

         "Encumbrances" shall mean any liens, charges, encumbrances, Encroachments, security interests, leases, easements, preemptive rights, rights of first refusal, pledges, licenses, deeds of trust, mortgages, options, or any other restrictions or third-party rights of any kind, including any restriction on use, transfer, receipt of income, or exercise of any other attribute of ownership.

         "Environmental Law" shall mean any applicable law, regulation, code, license, permit, order, judgment, decree or injunction from any governmental entity or any common law (a) relating to the protection of the environment (including air, water, soil and natural resources), or (b) the use, storage, handling, release or disposal of Hazardous Substances, in each case as presently in effect.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Excluded Assets" shall have the meaning set forth in Section 2.2.

         "Excluded Liabilities" shall have the meaning set forth in Section 2.4.

         "Exclusive Underwood Venezuelan IP" shall have the meaning set forth in the definition of "Underwood Venezuelan Business."

         "FFI" shall have the meaning set forth in Section 5.30.

         "Final Closing Inventory Statement" shall have the meaning set forth in
Section 2.6(d).

         "Financial  Information"  shall have the  meaning  set forth in Section
3.2.

         "Financing" shall have the meaning set forth in Section 4.3.

         "Fixtures and Equipment" shall mean all furniture, fixtures, furnishings, machinery, vehicles, equipment, supplies and other tangible personal property exclusively used in the operation of the Businesses, including the Ac'cent Production Line and the Underwood Meat Spreads Production Line, other than any Excluded Assets.

         "Fleet" shall have the meaning set forth in Section 5.29.

         "FTC" shall mean the Federal Trade Commission.

         "Fully Allocated Facility Cost" shall mean direct variable cost plus allocated overhead cost at the Hannibal Facility, calculated in a manner consistent with the Financial Information.

         "Greenhill" shall have the meaning set forth in Section 3.14.

         "Hannibal Facility" shall mean the manufacturing and production facility of Pillsbury located in Hannibal, Missouri, including the underlying land, all improvements, buildings and structures thereon and the fixtures and equipment located thereon and therein, together with all appurtenances thereto.

         "Hazardous Substances" shall mean any substance to the extent presently listed, defined, designated or classified as hazardous, toxic or radioactive under any applicable Environmental Law including petroleum or any derivative or by-products thereof.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as
amended.

         "IC Acquisition" shall have the meaning set forth in the Preamble.

         "Indemnified Party" shall mean the Buyer Indemnified Party or the Sellers Indemnified Party, as the case may be.

         "Indemnifying Party" shall mean the Buyer Indemnifying Party or the Sellers Indemnifying Party, as the case may be.

         "Indivined" shall have the meaning set forth in the Preamble.

         "Intellectual Property" shall mean all of the following irrespective of where any of the same were issued, are pending or exist that are owned or used by Sellers exclusively for or in the operation of the Businesses, except to the extent included in the Excluded Assets: patents, patent applications, applications and registrations of industrial designs, inventions, invention disclosures, trade secrets, formulas, know-how, registered and unregistered trademarks, service marks, service names, trade names, trade dress, logos, copyrights, domain names (excluding the content of any related web site), and any other proprietary rights related to the foregoing.

         "Intercreditor Agreement" shall have the meaning set forth in Section 5.29.

         "Inventory" shall mean all inventory held for resale, work in process, finished products and shipments in transit related to the Businesses and all raw materials, spare parts, wrapping, supply and packaging items related exclusively to the Businesses.

         "Joan of Arc" shall mean the segment of the Sellers' business comprised of Joan of Arc dry bean products.

         "Joan of Arc Co-Packing Agreement" shall mean that portion of the Contract Manufacturing Agreement, dated as of April 1, 1998, between Pillsbury and Faribault Foods, Inc., a Minnesota corporation, which will terminate no later than April 30, 1999, relating to Joan of Arc.

         "Knowledge" or any similar phrase shall mean the collective actual knowledge as of the date of this Agreement of the persons listed on Schedule 1.1(c) with respect to Sellers or Schedule 1.1(d) with respect to Buyer.

         "Las Palmas" shall mean the segment of the Sellers' business comprised of Las Palmas Mexican sauces and food products.

"Las Palmas Co-Packing Agreement" shall mean that portion of the Contract Manufacturing Agreement, dated as of August 1, 1997, between Pillsbury and Anthony Foods, LLC, a Delaware limited liability company, relating to Las Palmas.

         "Laws" shall mean any applicable foreign, national, federal, state, provincial or local law, statute, ordinance, rule, regulation, code, order, judgment, injunction or decree.

         "Lehman" shall have the meaning set forth in Section 4.3.

         "Litigation Conditions" shall have the meaning set forth in Section 8.3(b).

         "Losses" shall have the meaning set forth in Section 8.2(a).

         "Material Adverse Effect" shall mean any change or effect that, individually or collectively is materially adverse to the Transferred Assets, taken as a whole, or the business, results of operations or condition (financial or otherwise) of any Business (for purposes of Article III) or the Businesses, taken as a whole (for purposes of Article VI), as such Business or Businesses, as the case may be, or Transferred Assets are currently being conducted; provided, however, that Material Adverse Effect shall not include any change or effect resulting from (i) any change in economic, business or financial market conditions generally or in the food industry or market or in the categories of the food industry or market represented by the Businesses specifically or (ii) the announcement and performance of this Agreement and the consummation of the transactions contemplated hereby and in compliance with the covenants set forth in this Agreement, as such announcement, performance or consummation relates primarily to the identity of Buyer hereunder.

         "Material Contracts" shall have the meaning set forth in Section 3.9.

         "Non-Union  Employees"  shall  have the  meaning  set forth in  Section
5.4(a).

         "Notice Period" shall have the meaning set forth in Section 8.3(b).

         "Ordinary Course of Business" shall mean the conduct of the Businesses in accordance with the customs, practices and procedures of Sellers consistent with past practice. Any and all actions, effects, changes and results related to the B&M Restage shall be deemed to be in the Ordinary Course of Business.

         "Owned Real Property" shall mean the Portland Facility.

         "Pension Plan" shall have the meaning set forth in Section 3.12(c).

         "Permits" shall mean, collectively, all licenses, permits, approvals, variances and authorizations of any national, federal, state, provincial or local governmental entity necessary for the conduct of the Businesses as currently conducted and for the use, occupancy and operation of the Transferred Assets as currently used, occupied and operated.

         "Permitted  Encumbrances"  shall mean (i) any Encumbrances set forth on
Schedule 1.1(b); (ii) any nonmonetary Encumbrances which do not, individually or in the aggregate, materially affect the value of or materially restrict or impair the use by the Businesses of the property subject thereto or affected thereby; (iii) any Encumbrances for Taxes, assessments and other governmental charges not delinquent or which are being contested in good faith by appropriate proceedings; (iv) any workmen, repairman, warehousemen and carriers liens and Encumbrances arising in the Ordinary Course of Business; or (v) in addition, in the case of the Owned Real Property, (A) Encroachments, easements, flowage easements, quasi-easements, public roads and rights-of-way, rights of third parties to minerals lying in or under the real property, covenants or restrictions, if any, and other minor restrictions, defects, irregularities and clouds on title, in any case, which, individually or in the aggregate, do not materially interfere with the current use of the Owned Real Property and the exercise of rights or claims under or pursuant to which would not materially impair the conduct of B&M Baked Beans thereon as it is currently conducted and
(B) the provisions of all zoning laws, building codes and similar Laws applicable to the Owned Real Property.

         "Person" shall mean an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, a government or any agency or political subdivision thereof or any other entity or organization.

         "Pet Plans" shall have the meaning set forth in Section 5.4(e).

         "Pillsbury" shall have the meaning set forth in the Preamble.

         "Plans" shall have the meaning set forth in Section 3.12(b).

         "Portland Facility" shall mean the manufacturing and production facility of Pillsbury for B&M Baked Beans located in Portland, Maine, including the underlying land, all improvements, buildings and structures thereon and the Fixtures and Equipment located thereon and therein, together with all appurtenances thereto.

         "Pre-Closing Environmental Liabilities" shall mean (i) all violations of Environmental Laws occurring prior to the Closing Date and any Release of Hazardous Substances prior to the Closing Date in, on, under, from, or at the Owned Real Property, that require remediation or other investigation or response activities (including any required post-Remediation sampling or monitoring) pursuant to an order by a government authority or otherwise expressly required under any applicable Environmental Law ("Remediation"); or (ii) the offsite
Release, transportation, disposal, recycling, treatment or storage of any Hazardous Substances by the Businesses prior to the Closing Date. Pre-Closing Environmental Liabilities shall be subject to the indemnification provisions of
Section 8.6.

         "Promotional   Programs"   shall  mean   contracts,   arrangements   or
understandings   with   wholesalers,   retailers,   third-party   suppliers   of
advertising, consumer promotion and other sales promotion materials or any Person other than Sellers or a subsidiary of Sellers regarding offers of special purchase allowances, other off-invoice discounts, or other promotional allowances, in each case with respect to finished goods of the Businesses.

         "Purchase Price" shall have the meaning set forth in Section 2.5.

         "Registered  Intellectual Property" shall have the meaning set forth in
Section 3.13(a).

         "Release" shall mean the disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like of any Hazardous Substances other than any emissions or discharges allowed under any applicable Environmental Law which do not require Remediation under Environmental Laws.

         "Remediation" shall have the meaning set forth in the definition for "Pre-Closing Environmental Liabilities."

         "Report" shall have the meaning set forth in Section 5.12(a).

         "Required Working Capital Statement" shall have the meaning set forth in Section 2.6(a).

         "Response Period" shall have the meaning set forth in Section 8.4.

         "Sa-son Ac'cent Flavor Enhancer" shall mean the segment of Sellers' business comprised of Sa-son Ac'cent flavor enhancer products.

         "Securities Act" shall have the meaning set forth in Section 3.3.

         "Sellers" shall have the meaning set forth in the Preamble.

         "Sellers Indemnified Party" shall have the meaning set forth in Section 8.2(b).

         "Sellers  Indemnifying  Party"  shall  have the  meaning  set  forth in
Section 8.2(a).

         "Specified Contracts" shall mean the agreements, contracts, leases and subleases, purchase orders, arrangements, commitments and licenses, oral or written, with customers, suppliers, sales representatives, distributors, agents, personal property lessors, personal property lessees, licensors, licensees, consignors and consignees of the Businesses listed on Schedule 1.1(a).

         "Statements" shall have the meaning set forth in Section 2.6(a).

         "Survey" shall have the meaning set forth in Section 5.27.

         "Tax" or "Taxes" shall mean all taxes of any kind whatsoever, including all federal, state, local or foreign income, capital gains, gross receipts, transfer, windfall profits, value added, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

         "Tax Package" shall have the meaning set forth in Section 8.7(h).

         "Tax Returns" shall mean all reports and returns required to be filed with respect to Taxes.

         "Title Commitment" shall have the meaning set forth in Section 5.26.

         "Title Company" shall have the meaning set forth in Section 5.26.

         "Transfer Taxes" shall have the meaning set forth in Section 2.8.

         "Transferred Assets" shall have the meaning set forth in Section 2.1.

         "Transferred Employees" shall have the meaning set forth in Section 5.4(c).

         "Transferred  Non-Union  Employees" shall have the meaning set forth in
Section 5.4(a).

         "Transitional  Services  Agreement" shall have the meaning set forth in
Section 5.11.

         "Underwood Intellectual Property" shall mean any intellectual property relating to the preparation, manufacture, production, packaging, promotion or sale of the Underwood Meat Spreads and Underwood Venezuelan Business products, including any trade secret, know-how, formula, instruction, recipe, trademark, trade name, service mark or other similar mark or similar right which is related to products sold under the "Underwood" marks; provided, however, that the term Underwood Intellectual Property shall exclude the Intellectual Property set forth on Schedule 2.2(f) and the Exclusive Underwood Venezuelan IP.

         "Underwood Meat Spreads" shall mean the segment of Sellers' business comprised of Underwood canned meat products, Underwood sardine products and Sell's liver pate products, but shall exclude the Underwood Venezuelan Business.

         "Underwood Meat Spreads Production Line" shall mean all of the assets relating exclusively to the Underwood Meat Spreads filling line, retorting process and wrapping line located at the Hannibal Facility, including but not limited to, all Inventory and Fixtures and Equipment relating thereto, excluding the Excluded Assets.

         "Underwood Relocation" shall have the meaning set forth in Section 5.13(a).

         "Underwood Relocation Supply Agreement" shall have the meaning set forth in Section 5.13(c).

         "Underwood Shares" shall mean all of the issued and outstanding capital stock of the William Underwood Company.

         "Underwood Venezuelan Business" shall mean the segment of Sellers' business dedicated to the production and sale of Underwood canned meat products, Underwood sardine products, Sell's liver pate products and any other products marketed under the "Underwood" marks in Venezuela only, including all tangible assets (such as fixtures and equipment, contracts and books and records) located in Venezuela or exclusively related to such production and sale and the Underwood Intellectual Property in Venezuela in accordance with Section 5.8; it being understood that all formula, instructions, recipes and manufacturing processes exclusively used by the production facility of Sellers in Venezuela in connection with the production of such products shall be deemed exclusively related to the Underwood Venezuelan Business ("Exclusive Underwood Venezuelan IP") and an Excluded Asset.

         "Union" shall have the meaning set forth in Section 5.4(c).

         "Union Employees" shall have the meaning set forth in Section 5.4(c).

         "WARN" shall mean the Worker  Adjustment  and  Retraining  Notification
Act.

         "William Underwood Company" shall mean the William Underwood Company, a Massachusetts voluntary association.

         Section I.2 Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

         Section I.3 Other Definitional Provisions.

         (a) The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

         (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

         (c) Whenever the word "include," "includes," or "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation."

                                   Article II

                      PURCHASE AND SALE OF THE BUSINESSES
                      -----------------------------------

         Section II.1 Purchase and Sale of Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Sellers agree to sell, convey, transfer, assign and deliver to Buyer, or to cause their respective subsidiaries to sell, convey, transfer, assign and deliver to Buyer, and Buyer agrees to purchase from Sellers, free and clear of all Encumbrances, other than Permitted Encumbrances, all of Sellers' right, title and interest in, to and under the assets and properties of Sellers of every type and description that are owned, used or held for use by Sellers exclusively in the operation of the Businesses, whether tangible or intangible, real, personal or mixed, wherever located, except for the Excluded Assets (the "Transferred Assets"), including all of Sellers' right, title and interest in, to and under the following:

         (a) Owned Real Property and no other real property;

         (b) Fixtures and Equipment;

         (c)  Intellectual  Property,   including  those  trademarks  listed  on
Schedule 3.13(a);

         (d) Assumed Contracts;

         (e) Books and Records;

         (f) all computer hardware, stored data, owned and licensed computer software, and owned computer software documentation, including source code and systems documentation, listed on Schedule 2.1(f);

         (g) Inventory;

         (h) any government licenses, permits and approvals issued to Sellers with respect to the Businesses to the extent their transfer is permitted by law;

         (i) all refunds of Taxes to the extent that the Taxes being refunded were an Assumed Liability;

         (j) all credits, prepaid expenses, deferred charges, advance payments, security deposits, bid and performance bonds relating to the Assumed Contracts, prepaid items and duties to the extent exclusively related to the Businesses;

         (k) all goodwill and going concern value exclusively related to the Businesses; and

         (l) the Underwood Shares; it being understood that the transfer to Buyer of the Intellectual Property for Ac'cent Flavor Enhancer and Sa-son Ac'cent Flavor Enhancer and the Underwood Intellectual Property (excluding, in accordance with Section 5.8, the Underwood Intellectual Property in Venezuela) shall be effected through the transfer of the Underwood Shares and not pursuant to Section 2.1(c). Notwithstanding anything to the contrary contained in this Agreement, Sellers may retain copies of any Assumed Contract, Books and Records or any other document or materials to the extent that (i) Sellers are required to retain it by Law, (ii) Sellers may reasonably require such copies for tax purposes or in connection with product liability claims or in connection with Excluded Liabilities or Excluded Assets, in which case, Sellers only shall use such copies in connection therewith or (iii) Sellers reasonably may need such copies to fulfill their obligations under this Agreement; provided, however, that books and records that are not Transferred Assets in accordance with the definition of Books and Records and are, therefore, retained by Sellers or any of their Affiliates, may be used for any purpose.

         Section II.2 Excluded Assets. Notwithstanding anything herein to the contrary, from and after the Closing, Sellers shall retain all of their right, title and interest in and to, and there shall be excluded from the sale, conveyance, assignment or transfer to Buyer hereunder, and the Transferred Assets shall not include, the following assets and properties (such retained assets and properties being herein collectively referred to as the "Excluded Assets"):

         (a) (i) all Accounts Receivable, (ii) cash, including bank balances and bank accounts, monies in possession of any banks, savings and loans or trust companies and similar cash items on hand on the Closing Date, (iii) investment securities and other short- and medium-term investments of the Businesses and
(iv) that portion of all credits, prepaid expenses, deferred charges, advance payments, security deposits, prepaid items and duties not related the Businesses;

         (b) all refunds of Taxes to the extent that the Taxes being refunded were an Excluded Liability;

         (c) all Tax Returns of Sellers;

         (d) all licensed software and any computer hardware, stored data, owned computer software, and owned computer software documentation, including source code and systems documentation, not listed on Schedule 2.1(f);

         (e) the Hannibal Facility, excluding the Ac'cent Production Line and the Underwood Meat Spreads Production Line;

         (f) the Intellectual Property set forth on Schedule 2.2(f);

         (g) the Underwood Venezuelan Business;

         (h) any rights or benefits pursuant to any of Sellers' insurance policies (intercompany, self-insurance or otherwise) that relate to the Transferred Assets or the Businesses on or prior to the Closing for which Sellers have incurred an unreimbursed Loss or cost or which do not relate to Transferred Assets or the Businesses;

         (i) any causes of action, lawsuits, judgments, claims and demands of any nature that (a) arose out of or relate to events that occurred on or prior to the Closing that are related to any of the Businesses or the Transferred Assets for which Sellers have incurred an unreimbursed Loss or cost or (b) arose or arise or relate to events that occur prior to or following the Closing Date if related to any of the Excluded Assets or Excluded Liabilities, in each case
(i) and (ii), whether arising by way of counterclaim or otherwise; and

         (j) those assets listed on Schedule 2.2(j) hereto.

         Section II.3 Assumption of Liabilities. Subject to the terms and provisions of this Agreement, and except as otherwise provided by this Section 2.3, Buyer shall assume no debts, liabilities or obligations of Sellers except that Buyer agrees at the Closing to assume and discharge or perform when due the following (the "Assumed Liabilities"):

         (a) all debts, liabilities and obligations that Buyer has expressly assumed or agreed to assume pursuant to this Agreement, including pursuant to Sections 5.4, 5.10, 5.19, 5.20, 5.23 and 5.29;

         (b) all debts, liabilities and obligations of Sellers under the Assumed Contracts to the extent such debt, liability or obligation relates to or arises following the Closing;

         (c) all Accounts Payable;

         (d) all debts, liabilities and obligations that arise out of or relate to the Transferred Assets or the Businesses to the extent attributable to occurrences or circumstances arising following the Closing and any obligations to deliver finished case goods following the Closing under purchase orders of, or commitments to, Persons other than Affiliates of Sellers entered into by Sellers after the date hereof and prior to the Closing Date in the Ordinary Course of Business;

         (e) all liabilities for state and local real and personal property taxes which relate to the period subsequent to the Closing; and

         (f) all liabilities with respect to all actions, suits, proceedings, disputes, claims or investigations to the extent attributable to occurrences or circumstances that relate to the Businesses or the ownership or operation of the Transferred Assets, at law, in equity or otherwise, following the Closing.

         Section  II.4  Excluded  Liabilities.   Sellers  shall  retain  and  be
responsible for all debts, liabilities and obligations of Sellers other than the Assumed Liabilities (the "Excluded Liabilities").

         Section II.5 Purchase Price. Upon the terms and subject to the conditions set forth herein, at the Closing Buyer shall (i) pay to Sellers the aggregate purchase price of $192 million in cash (the "Purchase Price"), subject to adjustment as set forth in Section 2.6, and (ii) assume the Assumed Liabilities.

         Section II.6 Post-Closing Adjustments.

  (a) Schedule 2.6(a) is a
statement setting forth the average net working capital of the Businesses for the twelve month period ended September 30, 1998 (the "Required Working Capital Statement"). At the Closing, Sellers shall credit to Buyer against the Purchase Price the net amount of total "Trade Debtors" minus total "Trade Creditors" as set forth on the Required Working Capital Statement. Within 60 days following the Closing Date, Sellers shall prepare and deliver to Buyer a statement setting forth the value of the Inventory of the Businesses, as of the Closing Date, which statement shall be derived from a physical taking of the Inventory of the Businesses as of the Closing Date and shall be prepared in a manner consistent with the Financial Information and the Required Working Capital Statement as such relate to the valuation of Inventory (the "Closing Inventory Statement" and together with the Required Working Capital Statement, as such relates to the value of Inventory, the "Statements"). Buyer shall provide Sellers and their accountants full access to the Books and Records, any other information, including working papers of its accountants, and to any employees of Buyer necessary for Sellers to prepare the Closing Inventory Statement, to respond to Buyer's Objection and to prepare materials for presentation to the CPA Firm in connection with Section 2.6(c).

         (b) Buyer shall, within thirty (30) days after the delivery by Sellers of the Closing Inventory Statement, complete their review thereof. Buyer and its representatives shall have the opportunity to observe the taking of inventory (which may begin prior to the Closing Date) in connection with the calculation of the Closing Inventory Statement, and, after delivery of the Closing Inventory Statement, Sellers shall make available to Buyer all books, records, work papers, personnel (including their accountants and employees) and other materials and sources used by Sellers to prepare the Closing Inventory Statement. The Closing Inventory Statement shall be binding and conclusive upon, and deemed accepted by, Buyer unless Buyer shall have notified Sellers in writing within thirty (30) days after delivery of the Closing Inventory Statement of any good faith objection thereto (the "Buyer's Objection"). The Buyer's Objection shall set forth a specific description of the basis of Buyer's Objection and the adjustments to the value of Inventory reflected on the Closing Inventory Statement which Buyer believes should be made. Any items not disputed during the foregoing thirty (30) day period shall be deemed to have been accepted by Buyer.

         (c) If Sellers and Buyer are unable to resolve all of their disputes with respect to the Closing Inventory Statement within thirty (30) days following Sellers' receipt of Buyer's Objection to such Closing Inventory
Statement pursuant to Section 2.6(b), they shall refer their remaining differences to PricewaterhouseCoopers LLP or another internationally recognized firm of independent public accountants as to which Sellers and Buyer mutually agree (the "CPA Firm") for decision, which decision shall be final and
binding on the parties. The procedure and schedule under which any dispute shall be submitted to the CPA Firm shall be as follows:

         (i) Within thirty (30) days following Buyer's Objection under Section 2.6(b) above, Buyer shall submit any unresolved elements of its objection to the CPA Firm in writing, supported by any documents and/or affidavits upon which it relies. Failure to do so without reasonable cause shall constitute a withdrawal by Buyer of Buyer's Objection with respect to any unresolved element to which such failure relates.

         (ii) Within thirty (30) days following Buyer's submission of the unresolved elements of Buyer's Objection as specified in sub-clause (i) above, Sellers shall submit their response to the CPA Firm in writing, supported by any documents and/or affidavits upon which it relies.

         (iii) The CPA Firm shall deliver its written opinion within twenty (20) days following its receipt of the information provided for in sub-clauses (i) and (ii) above, whichever shall be later, or such longer period of time as the CPA Firm determines is necessary. Buyer and Sellers shall make readily available to the CPA Firm all relevant books and records and any work papers (including those of the parties' respective accountants) relating to the Statements and all other items reasonably requested by the CPA Firm.

Any expenses relating to the engagement of the CPA Firm shall be shared equally by Sellers, on one hand, and Buyer, on the other hand. Sellers and Buyer shall each bear the fees of their respective auditors incurred in connection with the determination and review of the Statements.

         (d) The Closing Inventory Statement shall become final and binding on the parties upon the earliest of (i) if no Buyer's Objection has been given, the expiration of the period within which Buyer must make its objection pursuant to
Section 2.6(b) hereof, (ii) agreement in writing by Sellers and Buyer that the Closing Inventory Statement, together with any modifications thereto agreed by Sellers and Buyer, shall be final and binding and (iii) the date on which the CPA Firm shall issue its written determination with respect to any dispute relating to such Closing Inventory Statement. The Closing Inventory Statement, as submitted by Sellers if no timely Buyer's Objection has been given or as adjusted pursuant to any agreement between the parties or as determined pursuant to the decision of the CPA Firm, when final and binding on all parties, is herein referred to as the "Final Closing Inventory Statement." Notwithstanding anything in this Agreement to the contrary, the final, binding or conclusive nature of the Final Closing Inventory Statement shall not abrogate, prejudice or in any way limit the provisions of Article VIII of this Agreement, including the ability of Buyer to assert a claim pursuant to Sections 3.6(b) and 3.6(c).

         (e) Within 10 Business Days following issuance of the Final Closing Inventory Statement, the net adjustment payment payable pursuant to this Section 2.6(e) (the "Adjustment Payment") and interest thereon shall be paid by wire transfer of immediately available funds to a bank account designated by Sellers or Buyer, as the case may be. The Adjustment Payment shall be the difference, if any, between (x) the value of Inventory, as reflected on the Final Closing Inventory Statement, and (y) the value of Inventory, as reflected on the Required Working Capital Statement. The Adjustment Payment shall be payable by Buyer to Sellers, if positive, and by Sellers to Buyer, if negative. The Adjustment Payment shall bear interest from the Closing Date to the date of payment at the Closing Date Interest Rate, which interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed and such interest shall be paid on the same date and in the same manner as such Adjustment Payment.

         Section II.7 Closing; Delivery and Payment.

         (a) Closing Date. The closing of the transactions contemplated by this Agreement shall take place at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 10:00 A.M., New York City time, on February 26, 1999 or on such other date or at such other time as may be mutually agreed upon in writing by Buyer and Sellers (the "Closing Date") and the effective time of such closing shall be 11:59 p.m. on the Closing Date (the "Closing").

         (b) Delivery and Payment. On the Closing Date:

         (i) Buyer shall pay the Purchase Price (less any amount to be credited to Buyer pursuant to the second sentence of Section 2.6(a)) to Sellers in immediately available funds by wire transfer to an account which shall be designated by Sellers not less than two Business Days prior to the Closing;

         (ii) Sellers shall deliver to Buyer (A) a limited warranty deed in recordable form conveying good and marketable fee simple title to the Owned Real Property free and clear of all Encumbrances, except Permitted Encumbrances, and
(B) such other instruments of transfer, assignment, conveyance and other instruments sufficient to convey, transfer and assign to Buyer free and clear of all Encumbrances, except Permitted Encumbrances, all right, title and interest in and to the Transferred Assets together with possession of such Transferred Assets, all in form and substance reasonably satisfactory to Buyer;

         (iii) Buyer shall deliver to each Seller such instruments of assumption sufficient to assume, discharge or perform when due, all of the Assumed Liabilities, all in form and substance reasonably satisfactory to Sellers; and

         (iv) Sellers and Buyer shall deliver, each to the other, such documents as are required pursuant to Article VI hereof.

         Section II.8 Taxes and Fees. Sales taxes, transfer taxes and recording fees, if any, imposed upon the transfer of the Transferred Assets hereunder and the filing of any instruments (the "Transfer Taxes") shall be paid by Buyer.

         Section II.9 Allocation of Purchase Price. Sellers and Buyer agree that the Purchase Price, subject to adjustment as set forth in Section 2.6, shall be allocated among the Transferred Assets, tangible and intangible, in accordance with Schedule 2.9 hereto (the "Allocation"). Seller and Buyer agree to report, pursuant to Section 1060 of the Code and the regulations promulgated thereunder, if and when required, the Allocation of the Purchase Price among the Transferred Assets in a manner entirely consistent with such Allocation in the preparation and filing of all Tax Returns (including IRS form 8594). Neither Sellers nor Buyer will take any action that would call into question the bona fides of such Allocation.


         Section II.10 Nonassignability of Assets. Sellers shall use all reasonable efforts to obtain and deliver to Buyer on the Closing Date, where necessary, assignments and consents authorizing the transfer and assignment to Buyer of, or the substitution of Buyer for Seller under, all Transferred Assets. Notwithstanding the foregoing, however, to the extent that the sale, assignment, transfer, conveyance or delivery or attempted sale, assignment, transfer, conveyance or delivery to Buyer, of any Transferred Asset or any claim or right or any benefit arising thereunder or resulting therefrom is prohibited by any applicable law or would require any governmental or third-party authorizations, approvals, consents or waivers, and such authorizations, approvals, consents or waivers shall not have been obtained prior to the Closing, the Closing shall proceed without the sale, assignment, transfer, conveyance or delivery of such asset and this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery of such asset or an attempt thereof; provided, however, if such failure causes a failure of any of the conditions to the Buyer's obligations as set forth in Article VI, the Closing shall proceed only if Buyer elects, in its sole discretion, to waive such conditions. In the event that the Closing proceeds without the transfer or assignment of any such asset, then following the Closing, Sellers shall, or shall cause their Affiliates to, hold such asset for the benefit of Buyer and the parties shall use their reasonable efforts, and cooperate with each other, to obtain promptly such authorizations, approvals, consents or waivers. Pending such authorization, approval, consent or waiver, the parties shall cooperate with each other in any mutually agreeable, reasonable and lawful arrangements designed to provide to Buyer the full benefits of use of such asset and to Sellers the full benefits, including any indemnities, that they would have obtained had the asset been conveyed to Buyer at the Closing. To the extent that Buyer is provided the full benefits pursuant to this Section 2.10 of any Assumed Contract, Buyer shall perform for the benefit of the other Persons that are parties thereto the obligations of Sellers thereunder and any related liabilities that, but for the lack of an authorization, approval, consent or waiver to assign such obligations or related liabilities to Buyer, would be Assumed Liabilities. Once authorization, approval, consent or waiver for the sale, assignment, transfer, conveyance or delivery of any such asset not sold, assigned, transferred, conveyed or delivered at the Closing is obtained, Sellers shall assign, transfer, convey and deliver such asset to Buyer at no additional cost to Buyer. Other than those authorizations, approvals, consents or waivers required to be obtained by Buyer, Sellers shall pay and discharge and shall indemnify and hold Buyer harmless from and against all reasonable consideration paid to obtain any such authorization, approval, consent or waiver whether before or after the Closing; provided, however, that Sellers must consent to or approve the amount of consideration to be paid prior to such payment, which approval or consent cannot be unreasonably withheld. To the extent that any such asset cannot be transferred within a period of one year following the Closing and the full benefits of use of any such asset cannot be provided to Buyer following the Closing pursuant to this
Section 2.10, then Buyer and Sellers shall enter into such arrangements (including subleasing, sublicensing or subcontracting) to provide to the parties the economic (taking into account Tax costs and benefits) and operational equivalent, to the extent permitted, of obtaining such authorization, approval, consent or waiver and the performance by Buyer of the obligations thereunder. In such event, if no reasonably satisfactory arrangement regarding the asset can be made, Sellers and Buyer shall negotiate in good faith a reduction in the Purchase Price based upon the limited benefits of use of such asset which are being provided to Buyer. Sellers shall hold in trust for and pay to Buyer promptly upon receipt thereof, all income, proceeds and other monies received by Sellers in connection with their use of any asset (net of any Taxes and any other costs imposed upon Sellers for which and to the extent Buyer receives a credit or is otherwise relieved from liability by Sellers' payment) in connection with the arrangements under this Section 2.10. Subject to the terms and conditions of this Agreement, nothing in this Section 2.10 shall be deemed a waiver by Buyer of its right to receive an effective assignment of all of the Transferred Assets nor shall this Section 2.10 be deemed to constitute an agreement to exclude from the Transferred Assets any assets described in Section 2.1.

         Section II.11 Certain Expenses and Prepaid Items. With respect to (a) state and local real and personal property taxes imposed or to be imposed on the Transferred Assets and (b) water, sewer, electricity, gas, telephone and other utility charges related to the Owned Real Property, for the period commencing before and ending after the Closing Date, Sellers and Buyer shall make such arrangements as may be necessary to prorate such expenses so that Sellers will bear such expenses to the extent they relate to the period on or prior to the Closing and Buyer will bear such expenses to the extent they relate to the period after the Closing. Such arrangements will include a net payment from Sellers to Buyer or vice versa, as the case may be, on, or as soon as practicable following, the Closing Date.

                                   Article III

                    REPRESENTATIONS AND WARRANTIES OF SELLERS
                    -----------------------------------------

         Sellers, jointly and severally, represent and warrant to Buyer as follows:

         Section III.1 Organization and Authority of Sellers. Each Seller has been duly incorporated, is validly existing and is in good standing under the laws of its jurisdiction of incorporation, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the conduct of the Businesses makes such qualification necessary, except where the failure to be so duly qualified and in good standing would not have a Material Adverse Effect. Sellers have full corporate power and authority to own, lease and operate the Transferred Assets, to collectively carry on the Businesses as currently conducted and to enter into this Agreement and to perform their obligations hereunder. This Agreement has been duly authorized, executed and delivered by each Seller and constitutes a legal, valid and binding agreement of each Seller, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and no other proceedings on the part of either Seller is necessary to authorize this Agreement and the transactions contemplated hereby. The execution, delivery and performance by Sellers of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) violate any provision of the organizational documents of Sellers, (b) assuming the receipt of all consents, approvals, waivers and authorizations required to be obtained by Sellers (as set forth on Schedule 3.10) or Buyer, and the giving or making of notices and filings required to be given or made by Sellers (as set forth on Schedule 3.10) or Buyer, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of Sellers under, any Assumed Contract, (c) result in the creation of any Encumbrance upon any of the Transferred Assets, or (d) assuming the receipt of all consents, approvals, waivers and authorizations required to be obtained by Sellers (as set forth on Schedule 3.10) or Buyer and the giving or making of all notices and filings required to be given or made by Sellers (as set forth on Schedule 3.10) or Buyer, violate or result in a breach of or constitute a default under any Law to which Sellers or the Businesses are subject, other than, in the cases of clauses (b), (c) and (d), conflicts, breaches, terminations, defaults, cancellations, accelerations, violations or Encumbrances that would not have a Material Adverse Effect or materially impair or delay Sellers' ability to perform their obligations under this Agreement.


         Section III.2 Financial Information. Set forth on Schedule 3.2 are the Combined Statements of Direct Revenue and Direct Expenses (Unaudited) for the years ending September 30, 1998, 1997, and 1996, Combined Statements of Net Assets to be Sold (Unaudited) for the years ended September 30, 1998 and 1997, and Notes to such Combined Financial Statements (collectively, the "Financial Information"). The Financial Information was derived from the internal books and records of Sellers and such books and records are, and during the periods covered by the Financial Information, were, correct and complete in all material respects, fairly and accurately present the income, expenses and net assets of the Businesses and provided a fair and accurate basis for the preparation of Financial Information. The Financial Information has been prepared, in all material respects, in accordance with generally accepted accounting principles in the United States, and is in conformity with Sellers' internal accounting practices (as described in the Financial Information), applied consistent with past practice, and presents fairly, in all material respects, the combined net assets and combined direct revenues over direct expenses of the Businesses. Sellers make no other representations with regard to the Financial Information.

         Section III.3 Underwood Shares. The authorized capital stock of the William Underwood Company consists solely of 1,000,000 shares of common stock, of which the Underwood Shares are the only issued and outstanding shares, and none of which are held in treasury. IC Acquisition is the sole record and beneficial owner of the Underwood Shares and, at and as of Closing, will be the sole record and beneficial owner of the Underwood Shares, in each case, free and clear of any Encumbrances. At Closing, IC Acquisition will transfer and deliver to Buyer good and valid title to the Underwood Shares free and clear of any Encumbrances. All of the Underwood Shares (i) have been duly authorized and are validly issued, fully paid and nonassessable, (ii) have not been issued in violation of any preemptive rights of stockholders and (iii) have been offered and sold pursuant to a valid exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), and otherwise in compliance with the Securities Act and the rules and regulations thereunder. There are no outstanding securities convertible into or exchangeable for or carrying the right to acquire any equity security of the William Underwood Company, and there are no outstanding options, warrants or other agreements or commitments that relate to or require the issuance, sale or disposition of any equity securities of the William Underwood Company. Except as set forth on Schedule 3.3, the William
Underwood Company conducts no business and holds no assets other than the Intellectual Property for Ac'cent Flavor Enhancer and Sa-son Ac'cent Flavor Enhancer, the Underwood Intellectual Property and the Intellectual Property set forth on Schedule 2.2(f). The William Underwood Company has no liabilities or obligations other than liabilities or obligations (a) for executory obligations under license agreements for its intellectual property assets, or (b) for unpaid Taxes on income or assessed as a franchise or similar Tax by its jurisdiction of incorporation.

         Section III.4 Absence of Certain Changes or Events. Except as set forth in Schedule 3.4 hereto, since September 30, 1998, there has not been any Material

Adverse Effect or, to the Knowledge of Sellers, any change or occurrence which is reasonably likely to have a Material Adverse Effect. Without limiting the foregoing, except as set forth in Schedule 3.4 hereto, since September 30, 1998, Sellers have conducted the Businesses in the Ordinary Course of Business and, other than in the Ordinary Course of Business, have not, with respect to the
Businesses: (i) sold, leased, assigned, pledged or otherwise transferred any material amount of assets that would constitute Transferred Assets; (ii) terminated or materially amended any Assumed Contract that is material to any of the Businesses; (iii) created, assumed or suffered the creation of any Encumbrance on any Transferred Assets, except for Permitted Encumbrances; (iv) suffered any damage, destruction or other casualty loss (not covered by insurance) which has had or would have a Material Adverse Effect; (v) except as described in Section 3.9 or Section 3.12, increased the compensation payable or to become payable by Sellers to any of the Employees or increased any bonus, insurance, pension or other employee benefit plan, payment or arrangement made by Sellers, for or with any such Employees or made any agreement or commitment to pay any severance or similar compensation; (vi) written down the value of any assets (including write-downs by reason of shrinkage or mark-down); (vii) disposed of or permitted to lapse any rights to the use of any of the Registered Intellectual Property; (viii) made or revoked any election for Tax purposes (or had any election made or revoked on its behalf) or changed a method of accounting for tax purposes related to the William Underwood Company; (ix) instituted, settled or agreed to settle any material litigation, action or proceeding directly relating to any of the Businesses or the Transferred Assets; (x) incurred any liability or obligation in an aggregate amount in excess of $250,000; (xi) entered into any lease or sublease of the Owned Real Property;
(xii) increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt reserve, contingency reserve, tax reserve or other reserves relating to the Businesses or changed its accounting practices, methods or assumptions relating to the Businesses; (xiii) made any single capital expenditure or commitment in excess of $100,000 or made aggregate capital expenditures and commitments in excess of $250,000; or (xiv) entered into an agreement to do any of the foregoing.

         Section III.5 Title to and Adequacy of Assets; Absence of Liens and Encumbrances, etc.

         (a) Set forth in Schedule 3.5(a) is a list of all of the Fixtures and Equipment located at the Hannibal Facility as of December 31, 1998. Except as set forth in Schedule 3.5(a), Sellers have good title to the personal property included in the Transferred Assets, free and clear of all Encumbrances except for Permitted Encumbrances.

         (b) (i) Schedule 3.5(b) sets forth a list of the Owned Real Property, including the street addresses and legal descriptions of the Owned Real Property. Pillsbury has good, valid and marketable fee simple title to, and is in actual possession of, the Owned Real Property, free and clear of all Encumbrances except for Permitted Encumbrances. To the best of Sellers' Knowledge, the legal description included in Schedule 3.5(b) is accurate, current and complete. Sellers have made available to Buyer the most recent survey for the Owned Real Property, if any, in possession of Sellers.

         (ii) The water, gas, electricity and other utilities serving the Owned Real Property are adequate to service the operations of the Businesses currently conducted thereon.

         (iii) The Owned Real Property has physical vehicular and pedestrian access to and from public roadways.

         (iv) Except as set forth on Schedule 3.5(b), no portion of the Owned Real Property is subject to an agricultural use or other special ad valorem tax valuation or rate.

         (v) The Owned Real Property and the use thereof by Sellers in connection with B&M Baked Beans complies with all material covenants, easements and restrictions of record affecting the Owned Real Property.

         (c) The Transferred Assets constitute all of the material assets used in and necessary for the operation of the Businesses as presently operated by Sellers except for those assets, rights or agreements which are set forth on
Schedule 3.5(c) and are the subject of Sections 5.11, 5.13, and 5.23 and the Excluded Assets. To the Knowledge of Sellers, the Businesses are not conducted under any restriction imposed upon Sellers (but not imposed upon other Persons conducting similar businesses or operating similar assets for similar purposes in the localities where their businesses and assets are located) by any

Law.

         Section III.6 Condition of Transferred Assets.

         (a) All items of machinery, equipment, buildings and other tangible assets (other than Inventory) of the Businesses which are Transferred Assets (i) are in working condition (subject to ordinary wear and tear) and have been maintained in a reasonable manner in the Ordinary Course of Business and (ii) are adequate and fit to be used for the purposes for which, and in the manner that, they are currently used, except for items currently under or scheduled for repair or construction which items, individually or in the aggregate, do not impair the operations of the Businesses in any material respect.

         (b) The Inventory is current and saleable or usable in the Ordinary Course of Business and is of consistent and merchantable quality, of the grade specified, was produced in accordance with the Businesses' standards, meets the usual standards of the trade and is suitable for use in the Businesses. Subject to sales to the government or the military, none of the Inventory will, as of the Closing, be consigned inventory, and no Seller is under any material liability or obligation with respect to the return of Inventory. Schedule 3.6(b) sets forth, to the best of Sellers' Knowledge, the location of all Inventory, the type and, as of December 31, 1998, the amount (in quantity) of such Inventory at each such location.

         (c) Excluded from the representations and warranties of Section 3.6(b) are ingredients, packing materials, spare parts and supplies not meeting the quality standards of the Businesses due to shrinkage, spoilage or deviation from purchasing specifications; provided, however, that the cost basis of such amount is not greater than past experiences in the Businesses and is not in excess of $100,000. Also excluded from the representations and warranties of Section 3.6(b) are those products placed on "hold" (not to be shipped or sold) while the quality is evaluated, with a total cost basis not in excess of $250,000.

         Section III.7 Litigation. Except as set forth on Schedule 3.7, there is no civil, criminal, condemnation, eminent domain or administrative action, suit, proceeding, claim or arbitration or negotiation or agreement for any conveyance in lieu of condemnation or eminent domain, or inquiry or investigation of which Sellers have received notice, pending or, to Sellers' Knowledge, threatened against Sellers with respect to the Businesses or the Transferred Assets, at law, in equity or otherwise, in, before, or by, any court or governmental agency or authority which, individually or in the aggregate, would have a Material Adverse Effect. Except as set forth in Schedule 3.7 hereto, there are no unsatisfied judgments or outstanding orders, consents, settlements, injunctions, decrees, stipulations or awards (whether rendered by a court, an administrative agency or by an arbitrator), of any nature, against any of the Transferred Assets or against Sellers with respect to the Businesses which, individually or in the aggregate, would have a Material Adverse Effect.

         Section III.8 Compliance with Law. Except as set forth in Schedule 3.8, the Businesses have been since December 31, 1995 and currently are being conducted and all of the Transferred Assets have been since December 31, 1995 and currently are being used in compliance with all applicable Laws (including those relating to occupational safety and health practices, the Federal Food, Drug and Cosmetic Act, as amended, including the Food Additive Amendment of 1958, and state or local pure food or drug laws), and Sellers have not received, since December 31, 1995, written notice from any governmental entity alleging that the Businesses or any of the Transferred Assets are in violation of any applicable Permit or Law which violation is currently outstanding, except for such conduct, non-compliance or violations which, individually or in the aggregate, would not have a Material Adverse Effect or materially impair or delay Sellers' ability to perform their obligations under this Agreement. Except as set forth in Schedule 3.8, all Permits are in full force and effect and are being complied with in all material respects except for such Permits the failure of which to have, individually or in the aggregate, would not have a Material Adverse Effect or materially impair the use or operation of the Transferred Assets.

         Section III.9 Contracts. Set forth on Schedule 3.9 are, and Sellers have, except as otherwise noted on Schedule 3.9, provided Buyer with true and complete copies of the contracts, agreements, leases, arrangements or understandings to which any Seller is a party which relate exclusively to the Businesses and (a) have a term of one year or more except for any contract entered into in the Ordinary Course of Business involving payments or obligations which do not exceed $100,000 in the aggregate, (b) has a term of less than one year and involves payments over the term thereof which exceed $50,000 in the aggregate, (c) which constitutes a consulting or similar agreement having a term greater than twelve (12) months, (d) which constitutes an agreement that restricts in any material respects any of the Businesses from carrying out its business anywhere in the world or from competing with any other Person or which is a confidentiality or non-disclosure agreement, (e) which constitutes a franchising, partnership, joint venture or similar agreement, (f) which is a license, sublicense or similar agreement for the Registered Intellectual Property, whether as licensee or licensor, (g) which constitutes a written agreement to pay an Employee compensation (including any bonus but excluding any benefits made available to Employees generally) at the annual rate of more than $50,000, (h) which constitutes a material agreement with a Seller or any Affiliate thereof, (i) which deals with any material environmental investigations, remediations or similar matters, (j) which deals with the provision of material services by or for any of the Businesses on a copacking, contracting or subcontracting basis, (k) where the consequences of a breach or default thereunder, or the termination, expiration or cancellation thereof, would have a Material Adverse Effect, (l) which is a lease or purchase and sale agreement relating to the Owned Real Property or (m) which relates to indebtedness for borrowed money or guarantees by the Businesses for borrowed money (collectively, the "Material Contracts"). Each Material Contract is legal, valid and subsisting and is in full force and effect, and assuming the due authorization, execution and delivery by any other party thereto are enforceable by and against a Seller in accordance with the terms of such Material Contract, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. Except as set forth in Schedule 3.9, there is no default or claim of default under any Material Contract and no event or condition has occurred that, with the passage of time or the giving of notice or both, would constitute a default by Sellers or, to the best of Sellers' Knowledge, any other party thereto, under any Material Contract, or would permit modification, acceleration, or termination of any Material Contract, or result in the creation of an Encumbrance on any of the Transferred Assets, other than such defaults, claims, events, conditions or creations the effect of which would not have a Material Adverse Effect. Except as set forth on Schedule 3.9, without limiting the foregoing, there has not been, as of the date hereof, any notification of materially adverse pricing developments in Sellers' business relationship with any co-packer under any Co-Packing Agreement, or, to Sellers' Knowledge, any threat thereof.

         Section III.10 Consents and Approvals. Set forth in Schedule 3.10 is a list of each approval, consent, waiver or authorization that is required to be obtained by Sellers from, and each notice and filing that is required to be given by Sellers or made by Sellers with, any (a) federal, provincial, state or local governmental authority of any country, in connection with the execution, delivery and performance by Sellers of this Agreement or (b) other Person in connection with the execution, delivery and performance by Sellers of this Agreement, except where the failure to obtain such approval, consent, waiver or authorization or to make or give such notice or filing would not have a Material Adverse Effect (collectively, the "Consents").

         Section III.11 Collective Bargaining Agreements. Except as set forth on

Schedule 3.11, Sellers are not a party to or bound by any material labor agreement or collective bargaining agreement respecting the Employees, nor is there pending, or to the Knowledge of Sellers, threatened, any strike, walkout or other work stoppage or any union organizing effort by or respecting the Employees.

         Section III.12 ERISA Plans.

         (a) All benefit plans, contracts or arrangements covering Employees, including, but not limited to, "employee benefit plans" within the meaning of
Section 3(3) of ERISA, and plans of deferred compensation (the "Benefit Plans"), are listed in Schedule 3.12(a). True and complete copies of all Benefit Plans, including, but not limited to, any trust instruments and insurance contracts forming a part of any Benefit Plans, and all amendments thereto have been provided or made available to Buyer.

         (b) All Benefit Plans, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA, covering Employees (the "Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA. There is no material pending or threatened litigation relating to the Plans. The Sellers have not engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could result in taxes or penalties imposed by either Section 4975 of the Code or Section 502(i) of ERISA which in the aggregate would have a Material Adverse Effect.

         All contributions required to be made under the terms of any Plan have been timely made or reflected in the Financial Information.

         (c) Schedule 3.12(a) hereto identifies each Plan which is an "employee pension benefit plan", as such term is defined in Section 3(2) of ERISA
("Pension  Plan").  Each  Pension  Plan that is intended to be  qualified  under
Section 401(a) of the Code has received a favorable determination letter from the IRS that it is a qualified plan for purposes of Section 401(a) of the Code and any amendments to any such Plan subsequent to such determination letter do not adversely affect such qualified status. No Pension Plan has an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA and Section 412 of the Code (whether or not waived). Sellers have not incurred any liability to the Pension Benefit Guaranty Corporation under Title IV of ERISA with respect to the Businesses, other than for the payment of premiums, all of which have been paid when due. Sellers have not incurred any withdrawal liability to a multiemployer plan with respect to the Businesses under Subtitle E of Title IV of ERISA.

         Section III.13 Intellectual Property.

         (a) Set forth in Schedule 3.13(a) hereto is a list of all patents, trademarks, trade names, service marks, service names, registered copyrights, industrial designs, trade dress or domain names or applications for any of the foregoing included in the Intellectual Property (the "Registered Intellectual Property").

         (b) Except as set forth in Schedule 3.13(b), Sellers own all right, title and interest in and to, or have a license, sublicense or otherwise have permission to use, all of the Intellectual Property material to, and currently being used in the conduct of, the Businesses, and such Intellectual Property is free and clear of all Encumbrances other than

Permitted Encumbrances.

         (c) To the Knowledge of Sellers, the operation of the Businesses as currently conducted does not infringe on the patents, industrial design rights, trademarks, service marks, trade names, trade dress, copyrights, mask works, trade secrets or other registered intellectual property rights of any third party, and, within one year prior to the date hereof, no written notice has been received or, to Sellers' Knowledge, a dispute arisen to that effect.


         (d) Except as set forth on Schedule 3.13(d), all material Registered Intellectual Property is subsisting and in full force, is held in the record name of Sellers or a Subsidiary of Sellers, has not been abandoned and, to the Knowledge of Sellers, is not the subject of any cancellation or re-examination proceeding challenging its validity. Except as set forth on Schedule 3.13(d), Sellers or a Subsidiary of Sellers are the applicant of record for any applications  for  Registered  Intellectual  Property  and, to the  Knowledge of
Sellers, such applications are pending with the applicable governmental entities, have not been finally rejected on any grounds, and no opposition, extension of time to oppose, interference, rejection or refusal to register has been received in connection with any such application.

         (e) To the Knowledge of Sellers, none of the material trade secrets, know-how or other confidential or proprietary information which is part of the Intellectual Property has been disclosed to any Person unless such disclosure was necessary, and was made pursuant to an appropriate confidentiality agreement.

         (f) Other than the intellectual property set forth on Schedule 2.2(f) which is registered in Venezuela, the intellectual property set forth on
Schedule 2.2(f) is not currently used in any material respects in connection with the sale or promotion of any product of Sellers or its Affiliates outside of Venezuela.

         Section III.14 Brokers and Finders. Other than Greenhill & Co., LLC ("Greenhill"), the costs, fees and expenses of which will be paid by Sellers, Sellers have not employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement who would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof. Sellers agree to bear all costs they incur in connection with the transactions contemplated by this Agreement unless otherwise expressly provided herein.

         Section III.15 Environmental  Matters.  Except as disclosed on Schedule
3.15 or as would not have a Material Adverse Effect, the Owned Real Property and the operations of the Businesses (i) are in compliance with all applicable Environmental Laws, (ii) are not the subject of any pending written or, to the Knowledge of Sellers, threatened notice from any governmental entity or any third party alleging the violation of or liability under any applicable Environmental Laws, (iii) are not currently subject to any court order, administrative order or decree arising under any Environmental Law, (iv) have not been used for the disposal of Hazardous Substances, and (v) have not had or resulted in any Releases of Hazardous Substances or disposed or arranged for the disposal thereof (on-site or off-site), except Releases or disposals as allowed under applicable Environmental Laws. Sellers have made available to Buyer copies of all material environmental audits conducted within five years prior to the date of this Agreement in its possession or control relating to the Owned Real Property or the operation of the Transferred Assets or the Businesses. Other than Section 3.10, this Section 3.15 constitutes the Sellers' sole representation with respect to any Hazardous Substance or any Environmental Law.


         Section III.16 Taxes of the William Underwood Company. Except as set forth on Schedule 3.16, (i) all Tax Returns that are required to be filed by or with respect to the William Underwood Company have been duly filed, (ii) all Taxes required to be paid by or with respect to the William Underwood Company have been paid in full, (iii) the Tax Returns referred to in clause (i) above
(A) accurately reflect the taxable income of the William Underwood Company in all material respects and (B) have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (iv) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (v) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, and (vi) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of the William Underwood Company. Except as disclosed on
Schedule 3.16, the William Underwood Company has never (a) filed any consent agreement under Section 341(f) of the Code, (b) joined in or been required to join in filing a consolidated or combined federal, state or local income Tax Return, (c) been the subject of a Tax ruling that has continuing effect, (d) been the subject of a closing agreement with any taxing authority that has continuing effect or (e) granted a power of attorney with respect to any Tax matters that has continuing effect. The William Underwood Company has not agreed to make nor is it required to make any adjustment under
Section 481 of the Code by reason of a change in accounting method or otherwise.

         Section III.17 Insurance. Set forth on Schedule 3.17 is a list of the insurance policies or binders currently insuring the Transferred Assets. All such insurance policies or binders are in full force and effect, and such insurance policies or binders (or similar policies or binders) will be kept in effect up to the Closing (so long as such insurance is available at commercially reasonable rates); it being understood that Buyer shall obtain its own insurance policies or binders with respect to the Businesses and the Transferred Assets from and after the Closing. Except as set forth on Schedule 3.17, there are no material claims pending or, to the Knowledge of Sellers, threatened that relate primarily to the Businesses or the Transferred Assets under any such policies or binders or disputes with the insurers thereof as to which the insurers have denied liability. The insurance policies and binders are in the aggregate reasonable in scope and amount in light of the risks attendant to the Businesses.

         Section III.18 Customers and Suppliers. Except as set forth on Schedule 3.18, since January 1, 1998, no change has occurred in the relationship between Sellers and any customer of the Businesses or any supplier of goods or services to the Businesses, including on a co-packing basis, has had or that would have a Material Adverse Effect. Sellers have not received any written notice that a material supplier of any Business, including on a co-packing basis, will not sell raw materials, supplies, merchandise or other goods to, or that any material customer of any Business will not purchase products from, Sellers on terms and conditions similar to those used in current sales to and purchases from the Businesses. Sellers will notify Buyer if any material supplier or customer of any Business, including on a co-packing basis, threatens to take any of the actions described in the preceding sentence as a result of the execution, delivery or performance of this Agreement.

         Section III.19 Promotional Programs. Schedule 3.19 describes the material current Promotional Programs of Sellers.

         Section III.20 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, neither Sellers nor any other Person makes any other express or implied representation or warranty on behalf of Sellers, and Sellers hereby disclaim any such representation or warranty whether by Sellers or any of their or the Businesses' respective officers, directors, employees, agents or representatives or any other person, with respect to the execution and delivery of any of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to Buyer or any of its officers, directors, employees, agents or representatives or any other person of any documentation (other than Sellers' deliveries under Article VI hereof) or other information by Sellers or any of their or the Businesses' respective officers, directors, employees, agents or representatives or any other person with respect to any one or more of the foregoing.

                                   Article IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

         Buyer represents and warrants to Sellers as follows:

         Section IV.1 Organization and Authority of Buyer. Buyer has been duly incorporated, is validly existing and is in good standing under the laws of its jurisdiction of incorporation, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the conduct of its business makes such qualification necessary, except where the failure to be so duly qualified and in good standing would not materially impair Buyer's ability to perform its obligations under this Agreement. Buyer has full corporate power and authority to own, lease and operate the assets used in its business, to carry on its business as currently conducted and to enter into this Agreement and perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and no other proceedings on the part of Buyer are necessary to authorize this Agreement and the consummation of transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) violate any provision of the organizational documents of Buyer, (b) assuming the receipt of all consents, approvals, waivers and authorizations required to be obtained by Buyer (as set forth on Schedule 4.4) or Sellers and the giving or making of notices and filings required to be given or made by Buyer (as set forth on Schedule 4.4) or Sellers, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of Buyer under, any contract, provision, license, franchise or permit to which Buyer is a party or by which it is bound, or (c) assuming the receipt of all consents, approvals, waivers and authorizations required to be obtained by Buyer (as set forth on Schedule 4.4) or Sellers and the giving or making of notices and filings required to be given or made by Buyer (as set forth on Schedule 4.4) or Sellers, violate or result in a breach of or constitute a default under any Law to which Buyer is subject, other than, in the case of clauses (b) and (c), conflicts, breaches, terminations, defaults, cancellations, accelerations or violations that would not materially impair or delay Buyer's ability to perform its obligations under this Agreement.

         Section IV.2 Brokers and Finders. Other than Goldsmith, Agio, Helms & Company and Lehman Brothers, Inc., the costs, fees and expenses of which will be paid by Buyer, Buyer has not employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement who would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof. Buyer agrees to bear all costs it incurs in connection with the transactions contemplated by this Agreement unless otherwise expressly provided herein.

         Section IV.3 Financing. Buyer has previously delivered to Pillsbury true, correct and complete copies of the commitment letters (the "Commitment Letters") for financing of the Purchase Price and the payment of the costs and expenses of Buyer in consummating the transactions contemplated by this Agreement (the "Financing") from Lehman Brothers Inc. ("Lehman") and Bruckmann, Rosser, Sherrill & Co., L.P. ("BRS"). The Commitment Letters have been duly executed and delivered by Buyer and are valid, binding, and in full force and effect, and Buyer has paid all fees and expenses required thereby or in connection therewith to the extent required to be paid on the date hereof. Buyer believes it is capable of satisfying all conditions to financing described in the Commitment Letters which are within its exclusive control.

         Section IV.4 Consents and Approvals. Set forth in Schedule 4.4 is a list of each approval, consent, waiver or authorization that is required to be obtained by Buyer from, and each notice and filing that is required to be given by Buyer or made by Buyer with, any (a) federal, provincial, state or local governmental authority of any country, in connection with the execution, delivery and performance by Buyer of this Agreement or (b) other Person in connection with the execution, delivery and performance by Buyer of this Agreement, except where the failure to obtain such approval, consent, waiver or authorization or to make or give such notice or filing would not materially impair or delay Buyer's ability to perform its obligations under this Agreement.

                                   Article V

                        CERTAIN COVENANTS AND AGREEMENTS
                              OF SELLERS AND BUYER
                             ----------------------

         Section V.1 Access and Information.

         (a) Sellers shall permit Buyer (and any Person providing financing in connection with the transactions contemplated hereby) and their representatives (including accountants, environmental auditors, surveyors and legal counsel) after the date of this Agreement to have access, during regular business hours and upon reasonable advance notice, to the assets of the Businesses that will be Transferred Assets (for, among other things, the conduct of Phase I environmental examinations or audits), and those portions of the Hannibal Facility related to the Ac'cent Production Line and the Underwood Meat Spreads Production Line, subject to Sellers' reasonable rules and regulations, and shall furnish, or cause to be furnished, to Buyer any financial and operating data and other information that is available and exclusively relates to the Businesses and, on a redacted basis, information that does not relate exclusively to the Businesses, but is relevant to the Businesses and is for reasonable business purposes, as Buyer shall from time to time reasonably request (it being understood that in no event shall Buyer have access to any of Sellers' or their Affiliates' Tax Returns or any books, records or working papers related thereto except so far as they relate to the William Underwood Company). In the event of the termination of this Agreement, Buyer shall promptly deliver (without retaining any copies thereof) to Sellers, or certify to Sellers that it has destroyed, all documents, work papers and any other material obtained by Buyer or on its behalf from Sellers or created by Buyer, the Businesses, or any of their respective agents, employees or representatives as a result hereof or in connection herewith, whether so obtained before or after the execution hereof.

         (b) All information provided or obtained pursuant to clause (a) above shall be held by Buyer in accordance with and subject to the terms of the Confidentiality Agreement, dated July 6, 1998, between BRS and Greenhill, on behalf of Sellers (the "Confidentiality Agreement").

         Section V.2 Registrations, Filings and Consents. Subject to Buyer's additional obligations under Section 5.12, Sellers and Buyer will cooperate and use their respective reasonable best efforts to make all registrations, filings and applications, to give all notices and to obtain the Consents or any governmental transfers, approvals, orders, qualifications and waivers necessary or desirable for the consummation of the transactions contemplated hereby, including the Portland Facility permits set forth on Schedule 6.1(j).

         Section V.3 Conduct of Business.

         (a) Prior to the Closing, and except as expressly contemplated by this Agreement or consented to or approved by Buyer in writing, Sellers covenant and agree that:

         (i) they shall operate the Businesses only in the Ordinary Course of Business and use reasonable best efforts to preserve their properties, business and relationships with suppliers and customers of the Businesses; and

         (ii) Pillsbury shall maintain insurance coverage with respect to the Businesses and the Transferred Assets at presently existing levels (so long as such insurance is available at commercially reasonable rates).

         (b) Notwithstanding anything to the contrary contained in this Agreement, it is understood that prior to the Closing, the William Underwood Company shall transfer to Sellers or any Affiliate thereof any and all assets held by the William Underwood Company (including, in accordance with Section 5.8, the Underwood Intellectual Property in Venezuela and the Intellectual Property set forth on Schedule 2.2(f)) other than the Intellectual Property for Ac'cent Flavor Enhancer and Sa-son Ac'cent Flavor Enhancer and the Underwood Intellectual Property (excluding, in accordance with Section 5.8, the Underwood Intellectual Property in Venezuela), and such assets transferred by the William Underwood Company to Sellers or their Affiliates pursuant to this Section 5.3(b) shall not be included in the Transferred Assets.

         Section V.4 Post-Closing Obligations of the Business to Certain Employees.

         (a) Schedule 5.4(a) identifies all non-union employees of Sellers and their Affiliates who are actively employed (including employees on short-term disability) as of the date of this Agreement in connection with B&M Baked Beans (other than the person listed on Schedule 5.24) by name, location, title or function, current base salary or hourly wage, date of hire, social security number and current vacation pay entitlement (the "Non-Union Employees"). Sellers shall update Schedule 5.4(a) as of the day prior to

Closing. Effective as of the Closing, Buyer shall extend offers of employment to all of the Non-Union Employees listed on the updated Schedule 5.4(a). Such offers of employment shall be at the salary or hourly wage specified on the updated Schedule 5.4(a) and shall provide for substantially similar employee benefits as those provided to similarly situated employees of the Buyer. Such offers of employment shall be for employment at the Portland Facility. All Non-Union Employees who accept such offer of employment are hereinafter referred to as the " Transferred Non-Union Employees."

         (b) Except as otherwise specifically provided in Section 5.4(j), the Sellers shall be solely responsible for any liability, claim or expense to the extent attributable to events occurring on or prior to the Closing with respect to employment, termination of employment, compensation or employee benefits of any nature (including, but not limited to the benefits to be provided under the Benefit Plans) owed to any Non-Union Employee or former non-union employee of any Seller or its Affiliates (or the beneficiary of any Non-Union Employee or non-union former employee) whether or not such Non-Union Employee or former non-union employee becomes a Transferred Non-Union Employee, that arises out of or relates to the employment relationship between any Seller or its Affiliates and any such Non-Union Employee or former non-union employee or the termination of such relationship. Without limiting the foregoing, Sellers shall be responsible for the payment of any severance payment or benefits that become due to any Non-Union Employee as a result of the termination of such Non-Union Employee by Sellers or their Affiliates on or prior to the Closing. Buyer agrees that it will indemnify

Sellers for any and all Losses and claims against Sellers for severance benefits under The Portland Maine Salaried Employee Severance Plan brought by any Transferred Non-Union Employee who is terminated by the Buyer within six months following the Closing Date. Except as specifically provided for in Section 5.4(j), Buyer and its Affiliates shall not be obligated to continue or assume any employee benefit plan or program of Sellers or their Affiliates applicable to Non-Union Employees (including, but not limited to the Benefit Plans) or responsible for any obligation or liability thereunder.

         (c) Schedule 5.4(c) identifies all employees of Sellers and their Affiliates who are actively employed as of the date of this Agreement in connection with B&M Baked Beans and whose terms and conditions of employment are subject to the Agreement (the "Collective Bargaining Agreement") between Pillsbury and the Bakery, Confectionary and Tobacco Workers International Union A.F.L. - C.I.O. Local No. 334 (the "Union") by name, location, title or function, hourly wage, seniority date, social security number and current vacation pay entitlement (the "Union Employees" and collectively with the Non-Union Employees the "Employees"). Sellers shall update Schedule 5.4(c) as of the day prior to Closing. Except as otherwise specifically provided in Sections 5.4(d), (e), (f), (g), (h) and (j), effective as of the Closing Date, Buyer shall assume all of Pillsbury's post-Closing rights, obligations and duties under the Collective Bargaining Agreement. All Union Employees who become employed by Buyer are hereinafter referred to as the Transferred Union Employees and collectively with the Transferred Non-Union Employees the "Transferred Employees." Sellers shall notify the

Union of the sale of B&M Baked Beans at least 21 days prior to the Closing Date and Sellers shall negotiate with the Union with respect to the effects of the sale of B&M Baked Beans if the Union so requests.

         (d) Notwithstanding any provision of this Agreement to the contrary, Sellers shall be solely responsible for any liability, claim or expense with respect to employment, termination of employment, compensation or employee benefits of any nature (including, but not limited to the benefits to be provided under the Benefit Plans) owed to any Union Employee or former union employee of Sellers or their Affiliates (or the beneficiary of any Union
Employee  or former  union  employee)  who does not become a  Transferred  Union
Employee and that arises out of or relates to the employment relationship between any Seller or its Affiliates and any such Union Employee or former union employee or the termination of such relationship.

         (e) Effective as of the Closing Date, all Employees shall cease to actively participate in the Pet Incorporated Retirement Plan for Hourly Employees, The Pillsbury Retirement Plan, and the Pillsbury 401(k) Savings Plan (hereinafter referred to collectively as the "Pet Plans"). The benefits of such Employees under the Pet Plans shall be paid to the Employees in accordance with the terms of such plans. Notwithstanding any provision of this Agreement to the contrary, Sellers shall retain all liability with respect to the retirement and pension benefits earned by the Union Employees through the Closing Date under the Pet Incorporated Retirement Plan for Hourly Employees.

         (f) Except as otherwise specifically provided in this Section 5.4, effective as of the Closing, all Employees shall cease to be covered by Sellers' employee welfare benefit plans, including plans, programs, policies and arrangements which provide medical and dental coverage, life and accident insurance, disability coverage, and vacation and severance pay. Sellers shall be responsible for all legally mandated continuation coverage for Employees and former employees of any Seller or its Affiliates and their covered dependents who had or have a loss of coverage due to a "qualifying event" (within the meaning of Section 603 of ERISA) which occurred on or prior to the Closing Date. The Buyers shall be responsible for all legally mandated continuation coverage for Transferred Employees and their covered dependents who have a loss of coverage due to a "qualifying event" (within the meaning of Section 603 of ERISA) which occurred at any time following the Closing Date.

         (g) Sellers shall retain liability for all claims incurred by Employees (and their dependents) under Sellers' employee welfare benefit plans on or prior to the Closing Date. Buyer shall be liable for all claims incurred by the Transferred Employees (and their dependents) under the employee welfare benefit plans of Buyer after the Closing. For purposes of this paragraph, a claim shall be deemed to have been incurred on the date on which the medical or other treatment or service was rendered and not the date of the inception of the related illness or injury or the date of submission of a claim related thereto. Notwithstanding the foregoing, a claim shall be deemed to have been incurred on the date of the occurrence of death or dismemberment in the case of claims under life insurance and accidental death and dismemberment benefits. Notwithstanding any provision of this Agreement to the contrary, Sellers shall retain all liability with respect to the post-retirement medical coverage and benefits to which any Union Employee (whether or not such individual becomes a Transferred Union Employee) may be entitled to under the Collective Bargaining Agreement.

         (h) Sellers shall retain any liability for payment of long or short-term disability claims arising from disabilities that occurred on or prior to the Closing Date and up until such time as an Employee returns to work. Buyer shall be responsible for payment of long-term and short-term disability claims that arise from disabilities that occur after the Closing, or any claims of a Transferred Employee after the Employee has returned to work with Buyer, on a full-time, unrestricted basis for at least 30 days. A claim shall be deemed to be incurred on the date of the initial disability in the case of claims under disability benefits.

         (i) If a Transferred Employee becomes eligible to participate in 1999 in a medical, dental or health plan of Buyer (or its affiliates), Buyer shall cause such plan to (i) waive any preexisting condition limitations for conditions covered under the applicable medical, dental or health plans of Seller and (ii) honor any deductible and out-of-pocket expenses incurred by the Transferred Employee and his dependents under the applicable Seller medical, dental or health plans during the portion of 1999 preceding the Closing Date. If an Transferred Employee becomes eligible to participate in 1999 in a group term life insurance plan maintained by Buyer or its affiliates, Buyer shall cause such plan to waive any medical certification for such Transferred Employee up to the amount of coverage the Transferred Employee had under the life insurance plan of Seller (but subject to any limits on the maximum amount of coverage under Buyer's life insurance plan).

         (j) At the Closing, Sellers shall pay to Buyer in cash an amount equal to fifty percent of the earned but unused vacation pay entitlement disclosed on Schedules 5.4(a) and 5.4(c) with respect to the Transferred Employees. Subject to the preceding sentence, effective as of the Closing Date, Buyer shall assume and pay in the ordinary course to the Transferred Employees the vacation pay entitlement disclosed on Schedules 5.4(a) and 5.4(c) in accordance with the Sellers' vacation policy.

         (k) For purposes of eligibility and vesting in any employee benefit plans or policies of the Buyer or its Affiliates for which a Transferred Employee otherwise becomes eligible, such Transferred Employee shall be given credit under such plan or policy for all service prior to the Closing with Sellers or their Affiliates.

         (l) Nothing contained in this Agreement shall confer upon any Non-Union Employee any right with respect to employment by Buyer or its Affiliates, nor shall anything herein interfere with the right of Buyer or its Affiliates, following any employment of any Transferred Non-Union Employee, to terminate the employment of any such Transferred Non-Union Employee at any time, with or without cause, or restrict Buyer or its Affiliates in the exercise of their independent business judgment in modifying any of the terms and conditions of the employment of any such Transferred Non-Union Employee.

         Section V.5 Reasonable Best Efforts. Each of the parties hereto shall use its respective reasonable best efforts to fulfill or obtain the fulfillment of the conditions of the Closing, including, without limitation, the execution and delivery of all agreements or other documents contemplated hereunder to be so executed and delivered.

         Section V.6 Books; Records. (a) For a period of six years after the Closing Date, (i) Buyer agrees to, or cause the Businesses to, make available all Books and Records in its possession for inspection and copying by Sellers or its agents (with reimbursement of Buyer's reasonable out-of-pocket expenses, which are reasonably documented, incurred to comply with such request), upon reasonable request and upon reasonable notice, to the extent necessary for reasonable business purposes such as defense of claims, tax preparation or employee benefit matters and (ii) no such Books and Records shall be destroyed by Buyer without first advising Sellers in writing and giving Sellers a reasonable opportunity to obtain possession thereof.

         (b) For a period of six years after the Closing Date, (i) Sellers agree to make available all materials and information relating to the Businesses, in a redacted form, that would be Books and Records included in the Transferred Assets but for their non-exclusive relation to the Businesses, for inspection and copying by Buyer or its agents (with reimbursement of Sellers' reasonable out-of-pocket expenses, which are reasonably documented, incurred to comply with such request), upon reasonable request and upon reasonable notice, to the extent necessary for reasonable business purposes and (ii) no such materials or information shall be destroyed by Sellers without first advising Buyer in writing and giving Buyer a reasonable opportunity to obtain possession thereof, in a redacted form; provided, however, that Sellers shall not have to make available any such material or information or provide prior notice of destruction of such material or information if such material or information contains or would convey, on a redacted basis, proprietary or confidential information of Sellers or any other Person not related to the Businesses.

         (c) Notwithstanding any other provision of this Section, access to or possession of any Books and Records or materials or information, as the case may be, may be denied to the requesting party if the providing party is advised by counsel that to grant such access or possession would reasonably be expected to violate any Law.

         Section V.7 Financial Information. (a) For a period of one year from and after the Closing Date, upon written request of Sellers, Buyer will provide Sellers within twenty (20) Business Days of such request, with such financial information (and related back-up support) of the Businesses as of the Closing Date as Sellers may reasonably request and in such format as is reasonably practicable for Buyer to prepare and Buyer will cooperate with Sellers to enable Sellers to format such information in a format customarily required by Sellers (with reimbursement of Buyer's reasonable out-of-pocket expenses, which are reasonably documented, incurred to comply with such request).

         (b) From and after the date of this Agreement and prior to the Closing, Sellers will deliver to Buyer, within forty-five days following the close of any fiscal quarter of the Businesses, unaudited financial information, containing information consistent with the Financial Information and prepared in a manner consistent with the Financial Information, with respect to the Businesses as of and for the period ended on the date of closing of such fiscal quarter. Such financial information shall be presented both for the subject fiscal quarter and for the same fiscal quarter of the Businesses for the prior fiscal year.

         Section V.8 Intellectual Property.

         (a) Buyer hereby acknowledges and agrees that nothing in this Agreement grants or shall be deemed to grant to Buyer the right to use or any interest in the Underwood Intellectual Property in Venezuela; it being understood that Buyer shall have the right to use or any interest in the Underwood Intellectual Property other than in Venezuela, and Sellers shall have the right to use the Underwood Intellectual Property only in Venezuela. Sellers agree that neither they nor their Affiliates will knowingly, directly or indirectly, sell or export products of the Underwood Venezuelan Business outside of Venezuela; it being understood, that immaterial amounts of such product may reach territories outside of Venezuela through no direct action of Sellers or their Affiliates. Buyer agrees that neither it nor its Affiliates will knowingly, directly or indirectly, sell or export products using the Underwood Intellectual Property into Venezuela; it being understood, that immaterial amounts of such product may reach into Venezuela through no direct action of Buyer or its Affiliates.

         (b) In the event that the Underwood Intellectual Property is being infringed by any Person, Buyer shall have the sole and exclusive right to bring actions and recover damages for infringements which occur outside of Venezuela and Sellers shall have the sole and exclusive right to bring actions and recover damages for infringements which occur in Venezuela. The limitations in this
Section 5.8 shall expressly apply, without limitation, to the use by Buyer of any stationery or invoices, or identifying signs or any properties of the Businesses in Venezuela, which identify or in any way make use of the Underwood Intellectual Property and to the use by Sellers of any stationery or invoices, or identifying signs or any properties of Underwood Meat Spreads, which identify or in any way make use of the Underwood Intellectual Property other than in Venezuela.

         (c) (i) Neither Buyer nor its Affiliates shall sell or otherwise distribute any products bearing or using the Diablitos Intellectual Property, directly or indirectly, in the territories listed on Schedule 2.2(f), and
(ii)(A) Buyer and its Affiliates shall ensure that they do not sell or otherwise distribute any products bearing or using the Diablitos Intellectual Property to any third parties who intend to, are likely to or who Buyer or its Affiliates should reasonably know are, directly or indirectly, sell(ing) or otherwise distribut(ing) such products in the territories listed on Schedule 2.2(f), (B) Buyer and its Affiliates shall immediately cease all sales or other distribution of such products to any such third party who Buyer or its Affiliates knows is selling such products in the territories listed on Schedule 2.2(f), and (C) Buyer and its Affiliates agree that neither they nor any of their successors or assigns will file or cause any other Person to file any applications for registration relating to the ownership or use of the Diablitos Intellectual Property in the territories listed on Schedule 2.2(f).

         (d) (i) Neither Sellers nor their Affiliates shall sell or otherwise distribute any products bearing or using the Diablitos Intellectual Property, directly or indirectly, other than in Venezuela, and (ii)(A) Sellers and their Affiliates shall ensure that they do not sell or otherwise distribute any products bearing or using the Diablitos Intellectual Property to any third parties who intend to, are likely to or who Sellers or their Affiliates should reasonably know are, directly or indirectly, sell(ing) or otherwise distribut(ing) such products outside of Venezuela, (B) Sellers and their Affiliates shall immediately cease all sales or other distribution of such products to any such third party who Sellers or their Affiliates knows is selling such products outside of Venezuela, and (C) Sellers and their Affiliates agree that neither they nor any of their successors or assigns will file or cause any other Person to file any applications for registration relating to the ownership or use of the Diablitos Intellectual Property outside of Venezuela. Sellers agree that neither Sellers nor their Affiliates shall sell or transfer any of the intellectual property set forth on Schedule 2.2(f) to any person other than an Affiliate of Sellers, except that Sellers or their Affiliates shall be permitted to sell or transfer the trademarks set forth thereon which are registered in Venezuela.

         Section V.9 Further Assurances. At any time after the date hereof, Sellers and Buyer shall promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by Buyer or Sellers, as the case may be, and necessary for Buyer or Sellers, as the case may be, to satisfy its obligations hereunder.

         Section V.10 Compliance with WARN, etc. With respect to the Employees, Buyer will timely give all notices required to be given under, or will otherwise comply with, WARN or other similar statutes or regulations of any jurisdiction relating to any plant closing or mass layoff or as otherwise required by such statute. For this purpose, Buyer shall be deemed to have caused a mass layoff if the mass layoff would not have occurred but for Buyer's failure to employ the Employees in accordance with the terms of this Agreement.

         Section V.11 Transitional Services. On the Closing Date, if Buyer determines that it would like Pillsbury to provide transitional services that are necessary for the operation of the Businesses, Buyer and Pillsbury shall execute and deliver a transitional services agreement (the "Transitional Services Agreement") pursuant to which for a period not to exceed six months following the Closing Date, which period may be less with respect to certain services as Buyer and Pillsbury may agree, Pillsbury shall make available to Buyer at Direct Variable Cost such services reasonably requested by Buyer and agreed to by Pillsbury.

         Section V.12 Antitrust Approval.

         Pillsbury and Buyer shall have duly filed with the FTC and the Antitrust Division, the notification and report form (the "Report") required under the HSR Act with respect to the transactions contemplated hereby no later than the fifth (5th) Business Day following the date hereof. Each party shall cooperate with the other party to the extent necessary to assist the other party in the preparation of its Report, to request early termination of the waiting period required by the HSR Act and, if requested, to promptly amend or furnish additional information thereunder.

         Section V.13 Relocation of Production Lines.

         (a) (i) No later than six months following the Closing Date, the Ac'cent Production Line shall be removed from the Hannibal Facility and transported to, and installed in, a facility designated by Buyer (the "Ac'cent Relocation") and (ii) no later than twelve months following the Closing Date, the Underwood Meat Spreads Production Line shall be removed from the Hannibal Facility and transported to, and installed in, a facility designated by Buyer (the "Underwood Relocation"). Buyer shall perform the Ac'cent Relocation and the Underwood Relocation under the supervision of the management of the Hannibal Facility in a manner that does not unreasonably disrupt the operations conducted at the Hannibal Facility and without causing unnecessary damage to the Hannibal Facility or any fixtures, equipment or tangible personal property located thereon or therein. Buyer shall be solely responsible for and shall bear all costs associated with the Ac'cent Relocation and the Underwood Relocation, including the cost of repairing any damage to the Hannibal Facility or any fixtures, equipment or tangible personal property located thereon or therein resulting from the Ac'cent Relocation or the Underwood Relocation; provided, however, that Buyer shall not be responsible for any environmental Releases occurring prior to the Ac'cent Relocation and the Underwood Relocation.

Subject to the foregoing, Sellers hereby grant Buyer and its employees, agents and contractors the right to have access to and enter the Hannibal Facility, during regular business hours, upon reasonable advance notice and subject to the reasonable rules and regulations of Sellers, in order for Buyer to take such actions which are reasonably necessary or desirable to effect the Ac'cent
Relocation and the Underwood Relocation in accordance with the terms of this Agreement. The aforementioned rights shall terminate upon the completion of the Ac'cent Relocation and the Underwood Relocation.

         (b) At the Closing, Buyer and Pillsbury shall execute and deliver a supply agreement (the "Ac'cent Relocation Supply Agreement") pursuant to which Pillsbury shall agree to manufacture and supply to Buyer, (i) during the period from the Closing to the commencement of the Ac'cent Relocation (or six months following the Closing, whichever is earlier) at Fully Allocated Facility Cost and (ii) if the Ac'cent Relocation has not occurred within six months following the Closing, during the period from six months following the Closing up to twelve months following the Closing at Fully Allocated Facility Cost plus a $0.75 per case co-packing fee, up to all of Buyer's reasonable requirements for those products manufactured on the Ac'cent Production Line and consistent with demand forecasts to be provided by Buyer to Sellers no less than 30 days prior to the month in which product is required by Buyer to be supplied by Sellers.

         (c) At the Closing, Buyer and Pillsbury shall execute and deliver a supply agreement (the "Underwood Relocation Supply Agreement") pursuant to which

Pillsbury shall agree to manufacture and supply to Buyer for sale other than in Venezuela, during the period from the Closing to the commencement of the Underwood Relocation at Fully Allocated Facility Cost, up to all of Buyer's reasonable requirements for those products manufactured on the Underwood Meat Spreads Production Line and consistent with demand forecasts to be provided by Buyer to Sellers no less than 30 days prior to the month in which such product is required by Buyer to be supplied by Sellers.

         Section V.14 Financing. (a) Buyer shall use its reasonable best efforts to comply with all covenants and to satisfy all conditions to funding of the Financing described in the Commitment Letters which are within the exclusive control of Buyer and its Affiliates. Buyer shall notify Sellers promptly if it has any reasonable basis for believing that the funding of the Financing described in the Commitment Letters will be materially delayed or will not occur as contemplated herein.

         (b) Sellers shall cooperate reasonably, and shall cause their respective officers and employees to cooperate reasonably, in connection with Buyer's arrangements for the Financing, including (i) preparing and making available such financial information with respect to the Businesses as may be reasonably requested by Buyer and (ii) making available representatives and employees of Sellers and their accountants and attorneys, including for purposes of due diligence and marketing efforts related to the Financing. Buyer shall reimburse Sellers for Sellers' reasonable out of pocket expenses, which are reasonably documented, incurred to comply with this Section 5.14(b).

         Section V.15 Exclusivity. Sellers have been in negotiations with other parties concerning a possible sale of the Businesses and such other parties have obtained certain information relating thereto. Sellers agree to immediately terminate, and to cause their respective Affiliates, representatives, agents, officers, employees, lawyers and accountants to terminate, all existing negotiations or activities with any party other than Buyer, its Affiliates and their respective representatives, and, from the date of this Agreement until the earlier of (a) the termination of this Agreement pursuant to Section 9.1 and (b) the Closing, (i) agree not to, and cause their respective Affiliates, representatives, agents, officers, employees, lawyers and accountants not to, directly or indirectly, solicit, negotiate or enter into other substantive discussions with any party other than Buyer, its Affiliates and their respective representatives relating to the sale of all or any part of any of the Businesses and (ii) agree not to provide this Agreement or any financial or operating information relating to the Businesses to any party other than Buyer, its Affiliates and their respective representatives. Buyer shall be entitled to pursue any and all remedies to which it may be entitled at law or in equity for violations of this Section 5.15. Sellers agree that Buyer will suffer irreparable damage in the event that any provision of this Section 5.15 is not performed in accordance with its terms or otherwise is breached. It is accordingly agreed that Buyer shall be entitled to the remedy of specific performance of the terms of this Section 5.15 and injunctive relief preventing any breach of the terms of this Section 5.15 by Sellers, this being in addition to any other remedy to which Buyer may be entitled at law or in equity.

         Section V.16 Notices Prior to Closing.Prior to the Closing, Sellers, on

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

the one hand, and Buyer, on the other hand, shall give prompt notice to the other of (i) any breach or default by either party of any of its representations, warranties, covenants or agreements hereunder, (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement and (iii) any notice or other communication from any governmental entity in connection with the transactions contemplated by this Agreement. Prior to the Closing, Sellers shall give prompt notice to Buyer if Sellers receive any written notice from a material supplier of any Business that it will not sell raw materials, supplies, merchandise or other goods to, or that any material customer of any Business will not purchase products from, Buyer or Buyer's Affiliates after the Closing Date.

         Section V.17 FIRPTA. On or before the Closing Date, Sellers shall deliver to Buyer a FIRPTA affidavit from Sellers in form and substance reasonably acceptable to Buyer.

         Section V.18 Zoning Letters. Seller shall, at the request of Buyer, reasonably cooperate with Buyer, at Buyer's sole cost and expense, in obtaining building code and zoning code compliance letters stating that the Owned Real Property complies with the building and zoning codes applicable thereto and otherwise in form and substance reasonably satisfactory to Buyer from the governmental authorities having jurisdiction over such matters.

         Section V.19 Promotional Programs, Coupon Redemptions. Following
the Closing, Buyer shall discharge or perform all of the debts, liabilities and obligations under Promotional Programs put into effect by Sellers prior to Closing to the extent that such debts, liabilities or obligations relate to marketing or sales activities following the Closing. Such debts, liabilities and obligations shall include all advertising (and related creative development expenses) aired to consumers following the Closing and all trade promotions (including features and displays, temporary price reductions, slotting or new distribution allowance fees, trade coupons and shipper promotional allowances) executed by customers or brokers of the Businesses for all such activity performed after the Closing. Sellers shall discharge all coupon redemption obligations (and related creative development and insertion expenses) related to coupons for the Businesses distributed by Sellers prior to the Closing, regardless of the dates on which the coupon redemption periods expire. Buyer shall discharge all coupon redemption obligations (and related creative development and insertion expenses) related to coupons for the Businesses distributed by Buyer after the Closing, and the cost of any other consumer promotion activity made available to consumers after the Closing.

         Section V.20 Assistanc in Collecting Certain Amounts. From and after the Closing Date, Buyer, at Sellers' sole cost and expense, shall use its reasonable efforts to assist, cooperate with and consult with Sellers in connection with the collection of Accounts Receivable relating to products or goods shipped or sold by Sellers on or before the Closing Date, and Buyer shall remit promptly to Sellers any payments or other sums received by Buyer that relate to any sales, shipments or other matters occurring on or before the Closing Date or that otherwise are properly for the account of Sellers. If, after the Closing Date, Sellers wish to make a claim or otherwise take action with respect to an Excluded Asset or an Excluded Liability, Buyer, at Sellers' sole cost and expense, shall (a) use its reasonable efforts to assist, cooperate and consult with Sellers with respect to such claim or such action; provided, however, that Buyer shall not be required to assist, cooperate or consult with Sellers with respect to any such claim or action which is reasonably likely to materially disrupt any existing relationship of Buyer or any Business with any customers or suppliers thereof and (b) in any event, remit promptly to Sellers any payments or other sums received by Buyer that relate thereto. Sellers and Buyer agree that such collection efforts shall be conducted in a manner which will not materially disrupt any existing relationship of Buyer or any Business; provided that Sellers shall not be prevented from taking appropriate actions, including collection actions, to resolve any claim for an unpaid receivable. Sellers shall remit promptly to Buyer any payments or other sums received by Sellers after the Closing Date that relate to any sales or shipments made by Buyer after the Closing Date or that otherwise are properly for the account of Buyer.

         Section V.21 Differentiation Between Products of Sellers and Buyer. From and after the Closing, Buyer will date code products in a manner to ensure that products and goods of the Businesses finished and sold by Buyer can be distinguished from products of the Businesses finished and sold by Sellers. From and after the Closing, Buyer will code coupons in a manner which clearly identify such coupons as coupons of

Buyer.

         Section V.22 Certain Financial Information. Prior to the Closing Date, Sellers shall provide, or cause to be provided to, Buyer the audited and unaudited financial and other information required for the preparation of selected and summary financial data and pro forma financial information regarding the Businesses, and related managements' discussion and analysis, for all periods required by applicable provisions of Regulations S-X and S-K promulgated under the Securities Act and the Securities Exchange Act of 1934, as amended; it being understood that the costs and expenses incurred in connection with the preparation, review and audit of such information shall be paid by Sellers and all incremental costs and expenses incurred thereafter shall be paid by Buyer or reimbursed to Sellers by Buyer, if paid by Sellers, at Closing.

         Section V.23 Brokers, Distributors and Wholesalers.

         (a) Buyer acknowledges that (i) Sellers currently have distribution arrangements with the brokers, distributors and wholesalers listed on Schedule
5.23 in connection with the Businesses and (ii) Sellers may be subject to liability in connection with the termination of any such distribution arrangements.


         (b) Buyer hereby agrees to indemnify Sellers and their Affiliates for any Losses incurred by any such Person, including any Losses incurred pursuant to any Law (including any franchise Law), resulting from or arising out of Buyer's failure or cessation (including through the termination of any distribution arrangement) following the Closing to provide or sell, or resulting from or arising out of Buyer's making any change in the terms regarding the marketing or distribution of, products marketed and distributed by the Businesses to or through any distributor, broker or wholesaler for the Businesses listed on Schedule 5.23 for the geographic regions listed thereon. In addition to the procedures outlined in Section 8.3, to the extent that there is a dispute as to Losses resulting from or incurred in connection with the foregoing, Sellers, at their sole cost and expense, may participate with Buyer in the defense and resolution of any claim made by any broker, distributor or wholesaler listed on Schedule 5.23 if Sellers are continuing to distribute products, other than products marketed and distributed by the Businesses, to or through such broker, distributor or wholesaler following the Closing.

         (c) Buyer hereby agrees for a period of twelve months commencing on the Closing Date to continue to distribute and sell all of the products marketed and distributed by the Businesses to and through the distributors, brokers and wholesalers being utilized by Sellers or any of their Affiliates for the products marketed and distributed by the Businesses prior to the Closing listed on Schedule 5.23, except for distributors, brokers or wholesalers that Buyer has good cause to terminate for performance-related matters; it being understood that such termination shall not limit Buyer's indemnification obligations under clause (b) of this Section 5.23. Buyer will not during such twelve-month period add any new distributors, brokers or wholesalers with respect to the products marketed and distributed by the Businesses in those territories covered by the distributors, brokers or wholesalers listed on Schedule 5.23, except to the extent such distributors, brokers or wholesalers are terminated as permitted herein.

         (d) After the Closing, Buyer shall use its reasonable efforts to obtain in any agreement it may execute with the distributors, brokers or wholesalers listed on Schedule 5.23 a full and unconditional release of Sellers for any liability or obligation arising as a result of the consummation of the transactions contemplated by this Agreement, including the termination of Sellers' relationship with any such distributor, broker or wholesaler with respect to the Businesses.

         Section V.24 Non-Solicitation. Buyer agrees that, other than with respect to the Employees and the person listed on Schedule 5.24, neither Buyer nor any Affiliate of Buyer shall, for a period commencing on the date hereof and expiring on the second anniversary of the Closing Date, directly or indirectly induce, encourage or solicit any employee of Sellers or any of its Affiliates to leave such employment or to accept any other position or employment with Buyer or Affiliate or Buyer. Sellers agree that, for a period commencing on the date hereof and expiring on the second anniversary of the Closing Date, Sellers will not, directly or indirectly induce, encourage or solicit, or assist any Affiliate of Sellers in inducing, encouraging or soliciting, any employee of Buyer or any of its Affiliates to leave such employment or to accept any other position or employment with Sellers or Affiliate of Sellers.

         Section V.25 Corporate  Names.

         (a) Except as set forth in this Section 5.25, following the Closing, Buyer shall not have or acquire any right, title or interest in any intellectual property of Sellers or their Affiliates by virtue of this Agreement or any of the transactions or agreements contemplated hereby other than the Intellectual Property.

         (b) Buyer may use in connection with its operation of the Businesses any pre-printed labels or shipping cartons contained in the Inventory and any advertising or promotional materials transferred to Buyer as Transferred Assets that include any corporate or trade name of Sellers or their Affiliates (provided, however, that Buyer will use or sell such Inventory and such advertising or promotional materials prior to using or selling any other similar inventory or materials related to the Businesses). After the Closing Date, Buyer shall notify its distributors, retailers and customers that it now markets the products and goods to which such materials relate and to whom payment should be made, if applicable, and provide a phone number and address for questions or claims regarding such products or goods or the supplier. Any permitted use of the corporate or trade name of Sellers or their Affiliates pursuant to this
Section 5.25 shall inure to the benefit of Sellers or their Affiliates, as applicable.

         (c) Notwithstanding the other provisions of this Section 5.25, Buyer agrees that it will do nothing, nor permit anything to be done, to damage the goodwill in or value of any corporate name or trade name of Sellers or their Affiliates.

         Section V.26 Title Insurance. Sellers shall reasonably cooperate with Buyer in Buyer's obtaining at Buyer's sole cost and expense, a good and valid, irrevocable ALTA title insurance commitment in form and substance reasonably acceptable to Buyer (the "Title Commitment"), in final form, from Chicago Title Insurance Company or one or more other title insurance companies designated by Buyer (collectively, the "Title

Company").

         Section V.27 Survey. Sellers shall reasonably cooperate with Buyer in Buyer's obtaining, at Buyer's sole cost and expense, prior to Closing, an as-built survey of the Owned Real Property in form and substance reasonably acceptable to Buyer (the "Survey"). Section V.28 Up-Dating of Disclosure Schedules. Not less than 10 days prior to the Closing, Sellers may deliver to Buyer revised Schedules modifying or qualifying the representations and warranties of Sellers under Article III hereof with respect to any matter or event that causes an inaccuracy or breach of a representation or warranty and that first arises prior to the Closing Date (whether before or after the date of this Agreement), except for matters or events of which Sellers had Knowledge as of the date of this Agreement. Such revised Schedules shall be deemed to have modified the representations and warranties made by Sellers as of the date of this Agreement for purposes of Article VIII hereof and to have superseded any similarly numbered Schedule delivered to Buyer on the date hereof. The foregoing, however, shall not affect the condition to the Closing of Buyer contained in Section 6.1(a) as such condition relates to such representations and warranties prior to giving effect to the delivery of such revised Schedules. In the event that the condition to the Closing obligations of Buyer set forth in
Section 6.1(a), as such condition relates to representations and warranties, shall not have been satisfied, but would be satisfied after giving effect to the delivery of revised disclosure Schedules under this Section 5.28, then, in respect of the failure of such condition, Buyer's sole remedy shall be to elect not to consummate the transactions contemplated by this Agreement, and Buyer shall not be entitled to make a claim under Article VIII for such breach of representation or warranty that is contained in the Schedules delivered on the date hereof but superseded and corrected by delivery of the revised Schedules under this Section 5.28.

         Section V.29 Las Palmas Co-Packing Agreement. Buyer acknowledges that Pillsbury's rights and obligations under the Las Palmas Co-Packing Agreement are subject to the terms and conditions contained in that certain Intercreditor and Consent Agreement dated as of August 18, 1997 between Fleet Capital Corporation, as agent ("Fleet"), and Pillsbury (the "Intercreditor Agreement"), and that certain Collateral Assignment dated as of August 18, 1997 by Anthony Foods, LLC in favor of Fleet (the "Collateral Assignment"). Buyer agrees that, at Closing, it shall deliver a written agreement to be bound by the terms and conditions contained in the Intercreditor Agreement and the Collateral Assignment as if it were Pillsbury. Buyer further agrees not to assign any of its rights or obligations under the Las Palmas Co-Packing Agreement without first delivering to Sellers and to Fleet agreements in writing of the assignee substantially the same as the agreements of Buyer contained in this Section 5.29.

         Section V.30 Joan of Arc Co-Packing Agreement. On or before the Closing, Sellers shall (a) enter into an agreement with Faribault Foods, Inc. ("FFI") to extend the term of the Joan of Arc Co-Packing Agreement for a period of twelve months or (b) enter into a new agreement with FFI or a third party which would have a term of twelve months, either (a) or (b) to be on terms and conditions substantially similar in all material respects to the Joan of Arc Co-Packing Agreement or on such other terms and conditions as are reasonably acceptable to Buyer.


                                   Article VI
                      CONDITIONS TO THE PURCHASE AND SALE

         Section VI.1 Conditions to the Purchase and Sale Relating to Buyer. The obligation of Buyer at the Closing to consummate the transactions contemplated hereby shall be subject to the satisfaction (or written waiver by Buyer) on or prior to the Closing Date of each of the following conditions:

         (a) Each of the representations and warranties of Sellers contained in this Agreement that are not qualified by materiality shall be true and correct in all material respects, and each of the representations and warranties of Sellers that are so qualified shall be true and correct, when made and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date (except (i) that representations and warranties that are made as of a specific date, other than the date of this Agreement, need be true and correct in all material respects, or true and correct, as the case may be, only as of such date and (ii) as explicitly contemplated or permitted by this Agreement to change between the date of this Agreement and the Closing Date).

         (b) Each of the covenants and agreements of Sellers to be performed on or prior to the Closing Date shall have been duly performed in all material respects.
                                      -78-

         (c) Buyer shall have been furnished with a certificate of an authorized officer of each Seller, dated as of the Closing Date, certifying to the effect that the conditions contained in Sections 6.1(a) and 6.1(b) have been fulfilled.

         (d) There shall not be in effect any statute, rule or regulation, and there shall not have been issued and be in effect any order, decree or judgment of any court or tribunal of competent jurisdiction which prohibits the consummation of the purchase and sale of the Businesses.

         (e)  Buyer  shall  have  received  evidence,   in  form  and  substance
reasonably satisfactory to it, that all consents set forth on Schedule 6.1(e) have been obtained.

         (f) There shall not have occurred any Material Adverse Effect.

         (g) Buyer shall have received the proceeds of the Financing in accordance with the terms of the Commitment Letters or otherwise on terms acceptable to Buyer.

         (h) Buyer shall have received from each Seller an opinion or opinions of counsel, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer.

         (i) The waiting period required by the HSR Act, and any extensions thereof obtained by request or other action of the FTC and/or the Antitrust Division, shall have expired or been terminated by the FTC and the Antitrust Division.

         (j) The transfer or reissuance of the Portland Facility permits set forth on Schedule 6.1(j) shall have been effected; provided, however, that Sellers may, at their election in writing at Closing, indemnify Buyer for any fines, penalties or losses arising out of the failure to transfer such permits, in which case Buyer shall waive this condition.

         Section VI.2 Conditions to the Purchase and Sale Relating to Sellers. The obligation of each Seller at the Closing to consummate the transactions contemplated hereby shall be subject to the satisfaction (or written waiver by Sellers) on or prior to the Closing Date of each of the following conditions:

         (a) Each of the representations and warranties of Buyer contained in this Agreement that are not qualified by materiality shall be true and correct in all material respects, and each of the representations and warranties of Buyer that are so qualified shall be true and correct, when made and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date (except (i) that representations and warranties that are made as of a specific date, other than the date of this Agreement, need be true and correct in all material respects, or true and correct, as the case may be, only as of such date and (ii) as explicitly contemplated or permitted by this Agreement to change between the date of this Agreement and the Closing Date).

         (b) Each of the covenants and agreements of Buyer to be performed on or prior to the Closing Date shall have been duly performed in all material respects.

         (c) Each Seller shall have been furnished with a certificate of an authorized officer of Buyer, dated as of the Closing Date, certifying to the effect that the conditions contained in Sections 6.2(a) and 6.2(b) have been fulfilled.

         (d) There shall not be in effect any statute, rule or regulation, and there shall not have been issued and be in effect any order, decree or judgment of any court or tribunal of competent jurisdiction which prohibits the consummation of the purchase and sale of the Businesses.

         (e) Each Seller shall have received from Buyer an opinion or opinions of counsel, dated as of the Closing Date, in form and substance reasonably acceptable to Sellers.

         (f) The waiting period required by the HSR Act, and any extensions thereof obtained by request or other action of the FTC and/or the Antitrust Division, shall have expired or been terminated by the FTC and the Antitrust Division.

                                  Article VII
                              AMENDMENT AND WAIVER

         Section VII.1 Amendment and Modification. This Agreement may only be amended or modified in writing, signed by each Seller and Buyer, at any time prior to the Closing with respect to any of the terms contained herein.

         Section VII.2 Waiver. At any time prior to the Closing either Sellers or Buyer may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions of the other party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in a written instrument executed by the party granting such extension or waiver. Any agreement on the part of a party hereto to any such extension or waiver or failure to insist upon strict compliance with any obligation, covenant, agreement or condition under this Agreement shall not operate as an extension or waiver of, or estoppel with respect to, any subsequent or other failure. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                                  Article VIII
                          SURVIVAL AND INDEMNIFICATION

         Section VIII.1 Survival of Representations and Warranties; Knowledge of Breach.

         The representations and warranties contained in this Agreement shall survive the Closing until eighteen months after the Closing Date, except that
(a) the representations and warranties in Sections 3.1, 3.3 and 4.1 shall survive the Closing Date in perpetuity and (b) the foregoing time limitations shall not apply if notice of any claim for indemnification under this Article VIII shall have been given prior to expiration of the applicable time period and
such  notice  describes  with  specificity  the   circumstances  to
which such indemnification claim relates, out of which such indemnification claim arises, or from which such indemnification claim results and, to the extent reasonably practicable, a good faith calculation of the damages incurred as a result thereof. All covenants and agreements contained in this Agreement shall survive the Closing Date in perpetuity and shall remain in full force and effect.

         Except as set forth in Section 5.28 or Section 8.5(c), no right of indemnification hereunder shall be limited by reason of any investigation or audit conducted before or after the Closing or by the Knowledge of any party of any breach of a representation, warranty, covenant or agreement by the other party at any time, or the decision of any party to complete the Closing.

         Section VIII.2 Indemnification.

         (a) From and after the Closing Date and subject to Sections  8.1,  8.5,
8.6 and 8.7, Sellers, jointly and severally (the "Sellers Indemnifying Party"), agree to indemnify and hold harmless, net of the value of any tax deduction actually available to Buyer in the year of the Loss (reduced by the present value of any tax detriment to Buyer resulting from the indemnification payment), Buyer and its Affiliates and each of their respective directors, officers, employees, shareholders, partners and agents (the "Buyer Indemnified Party"), against and in respect of any and all losses, claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses ("Losses"), resulting or arising from or otherwise relating to (i) any breaches of Sellers' representations and warranties set forth in this Agreement for the period such representations and warranties survive, other than the representations and warranties set forth in Section 3.16 of this Agreement, (ii) any nonfulfillment of or failure to comply with any covenant set forth in this Agreement by Sellers, or (iii) any Excluded Liability.

         (b) From and after the Closing Date and subject to Sections 8.1, 8.5 and 8.7, Buyer (the "Buyer Indemnifying Party") agrees to indemnify and hold harmless, net of the value of any tax deduction actually available to Sellers in the year of the Loss (reduced by the present value of any tax detriment to Sellers resulting from the indemnification payment), Sellers and their Affiliates and each of their respective directors, officers, employees, shareholders, partners and agents (the "Sellers Indemnified Party"), against and in respect of any and all Losses resulting or arising from or otherwise relating to (i) any breaches of Buyer's representations and warranties set forth in this Agreement for the period any such representations and warranties survive, (ii) any nonfulfillment of or failure to comply with any covenant set forth in this Agreement by Buyer, or (iii) any Assumed Liability.

         (c) Any payments pursuant to this Article VIII shall be treated as an adjustment to the Purchase Price.

         (d) Subject to Sections  8.6 and 8.7,  the  indemnity  provided in this
Section 8.2 shall be the sole and exclusive remedy of the Buyer Indemnified Parties or Sellers Indemnified Parties, as the case may be, for the matters referred to in this Section 8.2.

         Section VIII.3 Notice and Opportunity to Defend. With respect to claims by third parties, all claims for indemnification by any Indemnified Party hereunder shall be asserted and resolved as set forth in this Section 8.3.

         (a) In the event that any written claim or demand for which an Indemnifying Party would be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall promptly, but in no event more than 15 days following such Indemnified Party's receipt of such claim or demand, notify the Indemnifying Party of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"). The rights of any Indemnified Party to be indemnified hereunder shall not be adversely affected by its failure to give, or its failure to timely give, a Claim Notice with respect thereto unless, and only to the extent that, the Indemnifying Party is materially prejudiced thereby.

         (b) The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any demand or claim or the commencement (or threatened commencement) of any action, proceeding or investigation that could reasonably be expected to result in a Loss if (i) the claim involves (and continues to involve) solely monetary damages and (ii) the Indemnifying Party states in writing to the Indemnified Party the Indemnifying Party's good faith belief that, as between the two, the Indemnifying Party is primarily obligated to satisfy and discharge the claim (the foregoing collectively, the "Litigation Conditions"); provided, however, that the Indemnifying Party shall forfeit the right to control the defense or settlement of any such claim if, at any time after assuming the defense or settlement thereof, the Indemnifying Party no longer satisfies the Litigation Conditions. The Indemnifying Party shall have 45 days (or less if the nature of the claim or demand so requires) from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Party as to (i) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand and (ii) whether or not it elects to defend the Indemnified Party against such claim or demand. All costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be a liability of, and shall be paid by, the Indemnifying Party; provided, however, that the amount of such costs and expenses shall be a liability of the Indemnifying Party subject to the limitations set forth in Section 8.5(a). Except as hereinafter provided, in the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it elects to defend the Indemnified Party against such claim or demand, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense; provided, however, that if the Indemnifying Party assumes the defense with respect to any third party claim, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel reasonably acceptable to the Indemnifying Party, at the Indemnifying Party's sole expense, separate from the counsel employed by the Indemnifying Party, if such claim involves potential conflicts of interest between or substantially different defenses for the Indemnified Party and the Indemnifying Party. The Indemnified Party shall not settle, compromise or offer to settle or compromise or make an admission of liability with respect to any such claim or demand. In addition, with respect to a third party claim involving a combination of monetary damages and other relief, the Indemnified Party shall not without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, settle, compromise or offer to settle or compromise the monetary aspect of such claim for which the Indemnified Party intends to seek indemnification hereunder. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, settle, compromise or offer to settle or compromise any such claim or demand on a basis that would result in (i) the imposition of a consent order, injunction or decree that would restrict the future activity or conduct of the Indemnified Party or any subsidiary or affiliate thereof, or (ii) any monetary liability of the Indemnified Party that will not be paid or reimbursed by the Indemnifying Party. If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the portion of any such claim or demand as to which the defense by the Indemnified Party is unsuccessful (and the reasonable costs and expenses pertaining to the Indemnified Party's defense, whether or not successful) shall be the liability of the Indemnifying Party hereunder, subject to the limitations set forth in Section 8.5(a). The Indemnified Party or the Indemnifying Party may participate, at their own expense, in the defense of a claim or demand if the other party is entitled to and elects to defend such claim or demand. The Person handling any defense of any claim hereunder shall use its reasonable best efforts in such defense. To the extent the Indemnifying Party elects to direct, control or participate in the defense or settlement of any third party claim or demand, the Indemnified Party shall, subject to the receipt of a reasonable confidentiality agreement, give the Indemnifying Party and its counsel reasonable access to, during normal business hours, the relevant business records and other documents, and shall permit them to consult with the employees and counsel of the Indemnified Party, for which the Indemnifying Party shall reimburse the Indemnified Party for reasonable out of pocket expenses incurred in connection therewith.

         Section VIII.4 Method of Asserting Claims, etc. In the event that any party incurs or suffers any Losses with respect to which indemnification may be sought by such party pursuant to this Article VIII (other than in respect of third party claims and except as otherwise provided in Sections 8.3, 8.5, 8.6 and 8.7), the Indemnified Party must assert the claim by a Claims Notice to the Indemnifying Party. The Claims Notice must state the nature and basis of the claim in reasonable detail based on the information available to the Indemnified Party. The Indemnifying Party to whom a Claims Notice is given shall respond to the Indemnified Party that has given a Claims Notice (a "Claim Response") within thirty (30) days (the "Response Period") after the date that the Claims Notice is delivered. Any Claim Response shall specify whether or not the Indemnifying Party given the Claims Notice disputes the claim described in the Claims Notice. If the Indemnifying Party fails to give a Claim Response within the Response Period, such Indemnifying Party shall be deemed not to dispute the claim described in the related

Claims Notice. If the Indemnifying Party elects not to dispute a claim described in a Claims Notice, whether by failing to give a timely Claim Response or otherwise, then, subject to Section 8.5 hereof, the amount of such claim shall be conclusively deemed to be an obligation of such Indemnifying Party. If the Indemnifying Party shall be so obligated to indemnify the Indemnified Party pursuant to this Article VIII, such Indemnifying Party shall pay to such Indemnified Party within thirty (30) days after the last day of the applicable Response Period the amount to which such Indemnified Party shall be entitled. If there shall be a dispute as to a claim for indemnification under this Agreement, the Indemnifying Party and the Indemnified Party shall seek to resolve such dispute through negotiations and, if such dispute is not resolved within thirty
(30) days after the last day of the applicable Response Period, the Indemnified Party may pursue such remedies as may be available in accordance with this Agreement. Subject to Section 8.5, if the Indemnifying Party fails to pay all or any part of any claim for indemnification which it is obligated to pay pursuant to this Article VIII on or before the later to occur of (x) thirty (30) days after the last day of the applicable Response Period, (y) thirty (30) days after the resolution of the dispute as to the claim for indemnification and (z) if the Claims Notice relates to Losses that have not been liquidated as of the date of the Claims Notice, thirty (30) days after the date on which all or any part of such Losses shall have become liquidated and determined, then the Indemnifying Party shall also be obligated to pay to the Indemnified Party interest on the unpaid amount for each day following the later to occur of the date of delivery of the Claims Notice or a Loss by the Indemnified Party during which the obligation remains unpaid at the Closing Date Interest Rate.

         Section VIII.5 Indemnification Amounts. (a) No Indemnifying Party shall have liability under Section 8.2(a)(i) or (b)(i), as the case may be, until the aggregate amount of Losses theretofore incurred by the Indemnified Party, as the case may be, exceed $2,232,560 (the "Deductible"), in which case the Indemnified Party, as the case may be, shall be entitled to Losses in an amount up to $96,000,000 in the aggregate; provided, however, that the Indemnifying Party, as the case may be, shall be liable only for the amount by which all Losses exceed the Deductible; provided, further, that no individual claim for payment of a Loss may be made under Section 8.2(a)(i) or Section 8.2(b)(i) unless such claim (or the aggregate amount of related claims) is an amount of $9,000 or greater.

         (b) The limitations on the indemnification obligations set forth in this Section 8.5 shall not apply to any covenants or agreements of the parties in this Agreement. In addition, notwithstanding the provisions of paragraph (a) above, the limitations on the indemnification obligations of the parties set forth therein shall not apply to breaches of the representations and warranties made in Sections 3.1 and 3.3 and Section 4.1.

         (c) Notwithstanding anything to the contrary set forth herein, no limitation on the indemnification obligations set forth in this Section 8.5 shall apply to any breach of a representation or warranty made as of the date hereof if such representation or warranty was made with Knowledge by the party making such representation or warranty

(which shall be Sellers,  on the one hand, or Buyers, on the other hand) that it
(i) contained an untrue statement of a material fact or (ii) omitted to state a material fact necessary to make the statements contained therein not misleading; provided, however, that this provision shall not apply if the party not making such representation or warranty had Knowledge as of the date hereof of the breach of such representation or warranty. Solely for purposes of calculating the amount of Losses incurred arising out of or relating to any breach of a representation or warranty (and not for purposes of determining whether or not a breach has occurred), the references to "Material Adverse Effect" or other materiality  qualifications  (or correlative  terms),  including as expressed in
accounting   concepts,   shall  be  disregarded.

         Section VIII.6 Pre-Closing Environmental Liabilities. (a) Sellers' obligations with respect to any Pre-Closing Environmental Liability regarding the Owned Real Property is limited to matters for which a Claim Notice is delivered to Sellers within three years of the Closing Date, that individually exceed $50,000. Sellers' obligations with respect to any Pre-Closing Environmental Liability relating to (i) the off-site Release, transportation, disposal, recycling, treatment or storage of any Hazardous Substances by the Businesses prior to the Closing Date and (ii) except as otherwise provided in
Section 5.13(a), any real property which is not a Transferred Asset, are limited to matters for which a Claim Notice is delivered to Sellers within five years of the Closing Date, regardless of the amount of the Losses resulting therefrom. Sellers' obligations for Pre-Closing Environmental Liabilities are limited to the direct costs to correct any such violation of any Environmental Law (including related fines and penalties) and the cost of any Remediation required by any applicable Environmental Law or Remediation required by any order issued by any governmental entity. Pre-Closing Environmental Liabilities shall not include any investigation costs which are not expressly required under any applicable Environmental Law, any Remediation which is not expressly required under any applicable Environmental Law and does not include any of Buyer's internal costs, any costs arising out of Buyer's negligence or willful actions or any consequential damages, lost profits, any loss of property value and any damages arising out of Buyer's actions or omissions to the extent such actions result in damages or costs that would not otherwise have been incurred. In addition, Pre-Closing Environmental Liabilities shall not include, and Sellers shall not have liability for, the abatement or remediation of any Hazardous Substances present on the Owned Real Property or the Transferred Assets at Closing which are in compliance with Environmental Laws, including without limitation, asbestos, polychlorinated biphenyls, petroleum products, lead or chlorofluorocarbons.

         (b) Sellers shall have the right to assume the management of any defense or any Remediation of any Pre-Closing Environmental Liabilities. Such environmental remediation may utilize the most cost-effective method permitted under Environmental Laws and acceptable to governmental entities with jurisdiction over such matters, and may include the use of risk assessments, institutional controls, deed notice or use restrictions. Sellers' right to manage any such environmental investigation or Remediation is subject to the duty of Sellers to consult in good faith with Buyer and to provide copies of all relevant documentation generated in connection with the management of any Remediation. Buyer shall have the right to review in advance and comment on any environmental investigation or Remediation work plan, remedial selection, scope of work or other material document provided that such review shall not unreasonably delay the Remediation. Sellers shall incorporate Buyer's reasonable comments provided that such comments do not materially increase the cost or duration of any Remediation. Any Remediation, institutional controls, or use restrictions undertaken by Sellers hereunder shall not materially interfere with the operation of the Businesses.

         (c) Sellers' agents and representatives shall upon prior reasonable notice be granted access to the subject property to remediate any Pre-Closing Environmental Liability, during regular business hours or at such other time as is mutually agreed upon by the parties. Buyer shall cooperate fully with Sellers and shall provide Sellers with copies of all reports, studies, data, backup documentation, estimates and other information developed in connection with any Pre-Closing Environmental Liability.

         (d) Upon completion of the Remediation, Sellers shall have no further responsibility with respect to such matter including, without limitation, any change in any Environmental Law, changes in plant configuration, new information with respect to the condition or any third party claim or suit. The provisions of this Agreement shall constitute Buyer's sole remedy with respect to any pre-closing environmental condition on the Owned Real Property and Buyer waives any other remedy arising under any Environmental Law with respect to the Owned Real Property.

         Section VIII.7 Liability for Taxes of the William Underwood Company and Related Matters.

            (a) Liability for Taxes. Sellers shall be liable for and
indemnify Buyer for all Taxes (including, without limitation, any liability for any Tax under Treas. Reg. ss. 1.1502-6 or analogous provision determined on a consolidated, combined or unitary basis with respect to a group of corporations that include or included the William Underwood Company at any time on or before the Closing Date ("Consolidated Group Liability") and any Taxes resulting from the William Underwood Company ceasing to be a member of such group of corporations) imposed on the William Underwood Company or for which the William Underwood Company may otherwise be liable for any taxable year or period that ends on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year ending on and including the Closing Date, including any
Consolidated Group Liability for any taxable year that includes the Closing Date. Sellers shall be entitled to any refund of Taxes of the William Underwood Company received for such periods.

         (b) Buyer shall be liable for and indemnify Sellers for the Taxes of the William Underwood Company for any taxable year or period that begins after the Closing Date and, in the case of Taxes other than a Consolidated Group Liability, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year beginning after the Closing Date. Buyer shall be entitled to any refund of Taxes of the William Underwood Company received for such periods.

         (c) Taxes for Short Taxable Year. For purposes of  subsections  (a) and
(b), whenever it is necessary to determine the liability for Taxes of the William Underwood Company for a portion of a taxable year or period that begins before and ends after the Closing Date, the determination of the Taxes of the William Underwood Company for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date shall be determined by assuming that the William Underwood Company had a taxable year or period which ended at the close of the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a time basis.

         (d) Adjustment to Purchase Price. Any payment by Buyer or Sellers under this Section 8.7 will be an adjustment to the Purchase Price.

         (e) Tax Returns. Sellers shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the William Underwood Company for taxable years or periods ending on or before the Closing Date and shall pay any Taxes due in respect of such Tax Returns, and Buyer shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the William Underwood Company for taxable years or periods ending after the Closing Date and shall remit any Taxes due in respect of such Tax Returns. Sellers shall pay Buyer the Taxes for which Seller is liable pursuant to subsection (a) but which are payable with Tax Returns to be filed by Buyer pursuant to the previous sentence within 10 days prior to the due date for the filing of such Tax Returns.

         (f) Contest  Provisions.

         (i) Buyer shall promptly notify Sellers in writing upon receipt by Buyer, any of its affiliates or the William Underwood Company of notice of any pending or threatened federal, state, local or foreign income or franchise tax audits or assessments which may affect the tax liabilities of the William Underwood Company for which Sellers would be required to indemnify Buyer pursuant to subsection (a).

         (ii) Sellers shall have the sole right to represent the William Underwood Company's interests in any tax audit or administrative or court proceeding relating to taxable periods ending on or before the Closing Date, and to employ counsel of its choice at its expense. Notwithstanding the foregoing, Sellers shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which would adversely affect the liability for Taxes of the Buyer or the William Underwood Company for any period after the Closing Date to any extent (including, but not limited to, the imposition of income tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of loss or credit carryforwards) without the prior written consent of Buyer. Such consent shall not be unreasonably withheld, and shall not be necessary to the extent that Sellers has indemnified the Buyer against the effects of any such settlement.

         (iii) Sellers shall be entitled to participate at its expense in the defense of any claim for Taxes for a year or period ending after the Closing Date which may be the subject of indemnification by Seller pursuant to subsection (a) and, with the written consent of Buyer, and at its sole expense, may assume the entire defense of such tax claim. Neither Buyer nor the William Underwood Company may agree to settle any tax claim for the portion of the year or period ending on the Closing Date which may be the subject of indemnification by Sellers under subsection (a) without the prior written consent of Sellers, which consent shall not be unreasonably withheld.

         (g) Termination of Tax Allocation Agreements. Any tax allocation or sharing agreement or arrangement, whether or not written, that may have been entered into by Sellers and the William Underwood Company shall be terminated as to the William Underwood Company as of the Closing Date, and no payments which are owed by or to the William Underwood Company pursuant thereto shall be made thereunder.

         (h) Information to be Provided by Buyer. Following the Closing, Sellers shall submit to Buyer blank tax return workpaper packages requesting information reasonably necessary for Sellers to complete Tax Returns for the William Underwood Company for the taxable year ending on the Closing Date (the "Tax Package"). Buyer shall, within one hundred twenty (120) days after the receipt of the Tax Package, cause the William Underwood Company to deliver the completed Tax Package to Sellers for the portion of the taxable period ending on the Closing Date.

         (i) Assistance and Cooperation. After the Closing Date, each of Sellers and Buyer shall:

         (i) assist (and cause their respective affiliates to assist) the other party in preparing any Tax Returns or reports which such other party is responsible for preparing and filing in accordance with this Section 8.7;

         (ii) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the William Underwood Company;

         (iii) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the William Underwood Company;

         (iv) provide timely notice to the other in writing of any pending or threatened tax audits or assessments of the William Underwood Company for taxable periods for which the other may have a liability under this Section 8.7; and

         (v) furnish the other with copies of all correspondence received from any taxing authority in connection with any tax audit or information request with respect to any taxable period for which the other may have a liability under this Section 8.7.

         (j) Survival of Obligations. The obligations of the parties set forth in this Section 8.7 shall be unconditional and absolute and shall remain in effect without limitation as to time.

                                   Article IX
                                  MISCELLANEOUS

         Section IX.1 Right to Terminate. (a) If the transactions contemplated by this Agreement shall not have been consummated (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations hereunder) prior to April 1, 1999, Sellers or Buyer shall have the right to terminate this Agreement at any time thereafter by giving at least three (3) Business Days advance notice of such termination to Buyer or Sellers, as the case may be.

         (b) Sellers and Buyer shall have the right to terminate this Agreement upon their mutual written consent.

         (c) Buyer or Sellers shall have the right to terminate this Agreement if a court of competent jurisdiction or governmental or regulatory body shall have issued an order, decree or ruling, or taken any other action, restraining, enjoining or otherwise prohibiting the Closing of the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and non-appealable.

         (d) If this Agreement is terminated as provided herein, this Agreement shall thereafter become void and have no effect, and no party shall have any liability or further obligation to any other party or their respective Affiliates, directors, officers, partners or employees under the terms of this Agreement or otherwise, except for the obligations of the parties hereto contained in this Section 9.1(d) and in Sections 9.2, 9.3, 9.4, 9.6, 9.10, 9.11,
9.12 and 9.14 (and any related definitional  provisions set forth in

Article I), and except that nothing in this Section 9.1(d) shall relieve any party from liability for any breach of this Agreement that arose prior to such termination.

         Section IX.2 Return of Information. If for any reason whatsoever the transactions contemplated by this Agreement are not consummated, Buyer shall upon request from Sellers promptly return to Sellers all books, records and documents (including all copies, if any, thereof) furnished by Sellers, the Businesses, or any of their respective agents, employees, or representatives, and shall not use or disclose the information contained in such books, records or documents for any purpose or make such information available to any other entity or person.

         Section IX.3 Expenses. Unless otherwise indicated, the parties shall bear their own respective expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with the preparation and execution of this Agreement and consummation of the transactions contemplated hereby.

         Section IX.4 Public Disclosure. Each of the parties to this Agreement hereby agrees with the other parties hereto that, except as may be required to comply with the requirements of applicable law and the London Stock Exchange, no press release or similar public announcement or communication will be made or caused to be made concerning the existence, execution or performance of this Agreement unless specifically approved in advance by all parties hereto.

         Section IX.5 Assignment. Except as provided in the following sentence, this Agreement may not be assigned, by operation of law or otherwise. Buyer may assign or delegate its rights, obligations or liabilities under this Agreement in whole or in part (a) to a subsidiary of Buyer, (b) through a collateral assignment, to any lender providing financing in connection with the transactions contemplated hereby or (c) no earlier than twelve months following the Closing in connection with any sale by Buyer of its business or any part thereof; provided, however, that in such event, Buyer shall remain fully liable for the fulfillment of all such obligations. Any attempted assignment or delegation in contravention hereof shall be null and void. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. The directors, officers, employees, shareholders, partners and representatives of Buyer and its Affiliates are intended third party beneficiaries of Section 8.2(a) of this Agreement. The directors, officers, employees, shareholders, partners and representatives of Sellers and their Affiliates are intended third party beneficiaries of Section 8.2(b) of this Agreement. Nothing else contained in this Agreement is intended to confer upon any person (including, without limitation, any employees), other than the parties hereto and their respective successors and permitted assigns, any rights or remedies hereunder.

         Section IX.6 Entire Agreement. Except as otherwise contemplated herein, this Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof (other than the Confidentiality Agreement); and (b) is not intended to confer upon any other persons any rights or remedies hereunder.

         Section IX.7 Schedules. The disclosure of any matter in any Schedule to this Agreement shall be deemed to be disclosure of such matter in any other Schedule to this Agreement so long as the relevance of the matter to such other
Schedule is readily and reasonably apparent from the disclosure of the matter that appears in the Schedule where it is disclosed, but inclusion therein shall expressly not be deemed to constitute an admission by Sellers or Buyer or otherwise imply, that any such matter is material or creates a measure for materiality for the purposes of this Agreement.

         Section IX.8 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same instrument.

         Section IX.9 Section Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         Section IX.10 Notices. All notices hereunder shall be deemed given if in writing and delivered personally or sent by facsimile transmission or by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses as shall be specified by like notice):

         (a)  if to Sellers, to:

                    The Pillsbury Company
                    Pillsbury Center
                    200 South Sixth Street
                    Minneapolis, Minnesota 55402
                    Attention:  General Counsel
                    Facsimile: (612) 330-4543

              With a copy to:

                    Sullivan & Cromwell
                    125 Broad Street
                    New York, New York 10004
                    Attention:  Francis J. Aquila
                    Facsimile: (212) 558-3588

         (b)  if to Buyer, to:

                    Heritage Acquisition Corp.
                    426 Eagle Rock Avenue
                    Roseland, New Jersey 07068
                    Attention:  David L. Wenner
                    Facsimile:  (973) 228-7461

              With copies to:

                     Bruckmann, Rosser, Sherrill & Co., Inc.
                     126 East 56th Street
                     New York, New York 10022
                     Attention:  Stephen C. Sherrill
                     Facsimile:  (212) 521-3799

                     Dechert Price & Rhoads
                     30 Rockefeller Plaza
                     New York, New York 10112
                     Attention:  Glyndwr P. Lobo
                     Facsimile:  (212) 698-3599

Any notice given by mail shall be effective when received. Any notice given by facsimile transmission shall be effective when the appropriate facsimile transmission acknowledgment is received.

         Section IX.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law principles thereof.

     Section IX.12 Bulk Sales Laws. Buyer and Sellers each hereby waive compliance by Sellers with the provisions of "bulk sales," "bulk transfer" or similar applicable Laws as such relate to the transfer of the Transferred
Assets. Sellers agree to indemnify and hold Buyer harmless against any and all Losses incurred by Buyer or any of its Affiliates as the transferee of the Transferred Assets as a result of any failure to comply with any such "bulk sales," "bulk transfer" or similar Laws with respect to such Transferred Assets.

     Section IX.13 Illegality. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section IX.14 Dispute Resolution. (a) If a dispute, controversy or claim arises out of or in connection with the terms and conditions of this Agreement, it shall be submitted to binding arbitration which shall be conducted as follows: (i) the arbitrator shall be an independent third party knowledgeable of the branded food manufacturing and distributing industry and mutually satisfactory to Buyer and Sellers; (ii) the arbitrator, in conducting such arbitration, shall have access to all relevant documents and records of the parties; (iii) the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") in effect on the date such arbitration is commenced and shall be final and binding on the parties hereto; and (iv) all arbitration proceedings shall be conducted in New York City, New York in

English; provided, however, that the parties may submit testimony or documentation in a language other than English, and shall, upon the request of the other party, at the submitting party's expense, furnish a translation in English of any such testimony or documentary evidence.

         (b) Except as may otherwise be agreed to in writing by the disputing parties or as ordered by the arbitrator upon substantial justification, the hearings of the dispute shall be held and concluded within ninety (90) days of submission of the dispute to arbitration. The arbitrator shall render its final award within thirty (30) days following closing of the record. The arbitrator shall state the factual and legal basis for the award. The decision of the arbitrator shall be final and binding, and no appeal shall be permitted therefrom. Final judgment may be entered upon such an award in any state or federal court having the arbitration jurisdiction thereof, but entry of such judgment shall not be required to make such award effective.

         (c) Any filing or administration fees shall be borne by the disputing party requesting administration by the AAA. If more than one disputing party requests such administration, the fees shall be borne initially by the party incurring such fees as provided by the rules of the AAA. The arbitrator shall have the authority to award, but is not required to award, that the prevailing party in such arbitration is to be reimbursed from the other party for all or part of the prevailing party's costs (including but not limited to the arbitrator's compensation), expenses and reasonable attorneys' fees.

         (d) Nothing in this Section 9.14 shall limit any right that any party may otherwise have to seek to obtain (i) preliminary injunctive relief in order to preserve the status quo pending the disposition of any such arbitration proceeding or (ii) temporary or permanent injunctive relief from any breach of any provisions of this Agreement.

         IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto as of the date first above written.

                                              HERITAGE ACQUISITION CORP.


                                               By
                                                 -------------------------------
                                                 Name:
                                                 Title:



                                               THE PILLSBURY COMPANY


                                               By
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                               INDIVINED, B.V.


                                               By
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                               IC ACQUISITION COMPANY


                                               By
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                               B&G Foods, Inc. hereby guarantees
                                               the   performance   of   all   of
                                               Heritage    Acquisition   Corp.'s
                                               debts, liabilities, covenants and
                                               obligations  under this Agreement
                                               and   confirms   the   truth  and
                                               accuracy  of  the  representation
                                               and warranty set forth in Section
                                               4.3


                                               B&G FOODS, INC.


                                               By
                                                 -------------------------------
                                                 Name:
                                                 Title: